                                                                  EXECUTION COPY
                                                                  --------------



                               CREDIT AGREEMENT


                                     among


                       ARMED FORCES COMMUNICATIONS, INC.


                              The Several Lenders
                       from Time to Time Parties Hereto


                                      and


                      CANADIAN IMPERIAL BANK OF COMMERCE
                                   as Agent



                          Dated as of August 31, 1999

                               TABLE OF CONTENTS

                                                                                        Page
ARTICLE 1.  DEFINITIONS.................................................................   1
  1.1  Defined Terms....................................................................   1
       -------------
  1.2  Other Definitional Provisions....................................................  20
       -----------------------------

ARTICLE 2.  AMOUNT AND TERMS OF COMMITMENTS.............................................  21
  2.1  Revolving Credit Commitments.....................................................  21
       ----------------------------
  2.2  Revolving Credit Notes...........................................................  21
       ----------------------
  2.3  Procedure for Revolving Credit Borrowing.........................................  21
       ----------------------------------------
  2.4  Commitment Fees; Agent Fee.......................................................  22
       --------------------------
  2.5  Optional and Mandatory Termination or Reduction of Revolving Credit Commitments..  22
       -------------------------------------------------------------------------------
  2.6  Term Loans.......................................................................  23
       ----------
  2.7  Term Notes.......................................................................  23
       ----------
  2.8  Procedures for Term Loan Borrowing...............................................  24
       ----------------------------------
  2.9  Optional and Mandatory Prepayments...............................................  24
       ----------------------------------
 2.10  Conversion and Continuation Options..............................................  26
       -----------------------------------
 2.11  Maximum Amounts of Tranches......................................................  27
       ---------------------------
 2.12  Interest Rates; Default Rate Payment Dates.......................................  27
       ------------------------------------------
 2.13  Computation of Interest and Fees.................................................  28
       --------------------------------
 2.14  Inability to Determine Interest Rate.............................................  28
       ------------------------------------
 2.15  Pro Rata Treatment and Payments; Funding Reliance................................  28
       -------------------------------------------------
 2.16  Illegality.......................................................................  29
       ----------
 2.17  Requirements of Law..............................................................  30
       -------------------
 2.18  Taxes............................................................................  31
       -----
 2.19  Indemnity........................................................................  33
       ---------
 2.20  Discretion of Lender as to Manner of Funding.....................................  33
       --------------------------------------------

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES..............................................  34
  3.1  Financial Condition..............................................................  34
       -------------------
  3.2  No Change........................................................................  35
       ---------
  3.3  Corporate Existence; Compliance with Law.........................................  35
       ----------------------------------------
  3.4  Corporate Power; Authorization; Enforceable Obligations..........................  35
       -------------------------------------------------------
  3.5  No Legal Bar.....................................................................  36
       ------------
  3.6  No Material Litigation...........................................................  36
       ----------------------
  3.7  No Default.......................................................................  36
       ----------
  3.8  Ownership of Property; Liens.....................................................  36
       ----------------------------
  3.9  Intellectual Property............................................................  36
       ---------------------
 3.10  No Burdensome Restrictions.......................................................  36
       --------------------------
 3.11  Taxes............................................................................  36
       -----
 3.12  Federal Regulations..............................................................  37
       -------------------
 3.13  ERISA............................................................................  37
       -----
 3.14  Holding Company; Investment Company Act; Other Regulations.......................  38
       ----------------------------------------------------------
 3.15  Purpose of Loans.................................................................  38
       ----------------
 3.16  Environmental Matters............................................................  38
       ---------------------
 3.17  Acquisitions.....................................................................  39
       ------------
 3.18  Capitalization of Borrower.......................................................  39
       --------------------------

 3.19  Subsidiaries.....................................................................  39
       ------------
 3.20  Insurance........................................................................  40
       ---------
 3.21  AF Acquisition Documents.........................................................  40
       ------------------------
 3.22  Security Documents...............................................................  40
       ------------------
 3.23  Accuracy and Completeness of Information.........................................  41
       ----------------------------------------
 3.24  Labor Matters....................................................................  41
       -------------
 3.25  Leaseholds, Permits, etc.........................................................  41
       ------------------------
 3.26  Solvency.........................................................................  42
       --------
 3.27  Year 2000 Compliance.............................................................  42
       --------------------

ARTICLE 4.  CONDITIONS PRECEDENT........................................................  42
  4.1  Conditions to Initial Loans......................................................  42
       ---------------------------
  4.2  Conditions to Each Loan..........................................................  47
       -----------------------

ARTICLE 5.  AFFIRMATIVE COVENANTS.......................................................  48
  5.1  Financial Statements.............................................................  48
       --------------------
  5.2  Certificates; Other Information..................................................  49
       -------------------------------
  5.3  Payment of Obligations...........................................................  50
       ----------------------
  5.4  Maintenance of Existence.........................................................  50
       ------------------------
  5.5  Maintenance of Property; Insurance...............................................  50
       ----------------------------------
  5.6  Inspection of Property; Books and Records; Discussions...........................  51
       ------------------------------------------------------
  5.7  Notices..........................................................................  51
       -------
  5.8  Environmental Laws...............................................................  52
       ------------------
  5.9  Interest Rate Protection.........................................................  52
       ------------------------
 5.10  ERISA............................................................................  52
       -----
 5.11  Tax-Sharing Agreement............................................................  54
       ---------------------
 5.12  Post-Closing Actions.............................................................  54
       --------------------
 5.13  Further Assurances...............................................................  54
       ------------------

ARTICLE 6.  NEGATIVE COVENANTS..........................................................  54
  6.1  Financial Condition Covenants....................................................  54
       -----------------------------
  6.2  Limitation on Indebtedness.......................................................  55
       --------------------------
  6.3  Limitation on Liens..............................................................  56
       -------------------
  6.4  Limitation on Guarantee Obligations..............................................  57
       -----------------------------------
  6.5  Limitation on Fundamental Changes................................................  57
       ---------------------------------
  6.6  Limitation on Sale of Assets.....................................................  57
       ----------------------------
  6.7  Limitation on Dividends and other Restricted Payments............................  58
       -----------------------------------------------------
  6.8  Limitation on Capital Expenditures...............................................  58
       ----------------------------------
  6.9  Limitation on Investments, Loans and Advances....................................  58
       ---------------------------------------------
 6.10  Limitation on Transactions with Affiliates.......................................  59
       ------------------------------------------
 6.11  Limitation on Sales and Leasebacks...............................................  59
       ----------------------------------
 6.12  Limitation on Changes in Fiscal Year.............................................  59
       ------------------------------------
 6.13  Limitation on Negative Pledge Clauses............................................  59
       -------------------------------------
 6.14  Limitation on Lines of Business..................................................  60
       -------------------------------
 6.15  New Subsidiaries.................................................................  60
       ----------------
 6.16  Amendments to Material Agreements................................................  60
       ---------------------------------
 6.17  Management Fees..................................................................  60
       ---------------

ARTICLE 7.  EVENTS OF DEFAULT...........................................................  61
  7.1...................................................................................  61

ARTICLE 8.  THE ADMINISTRATIVE AGENT....................................................  64
  8.1  Appointment......................................................................  64
       -----------
  8.2  Delegation of Duties.............................................................  64
       --------------------
  8.3  Exculpatory Provisions...........................................................  64
       ----------------------
  8.4  Reliance by Agent................................................................  64
       -----------------
  8.5  Notice of Default................................................................  65
       -----------------
  8.6  Non-Reliance on Agent and Other Lenders..........................................  65
       ---------------------------------------
  8.7  Indemnification..................................................................  66
       ---------------
  8.8  Agent in Its Individual Capacity.................................................  66
       --------------------------------
  8.9  Successor Agent..................................................................  66
       ---------------

ARTICLE 9.  MISCELLANEOUS...............................................................  66
  9.1  Amendments and Waivers...........................................................  66
       ----------------------
  9.2  Notices..........................................................................  67
       -------
  9.3  No Waiver; Cumulative Remedies...................................................  68
       ------------------------------
  9.4  Survival of Representations and Warranties.......................................  68
       ------------------------------------------
  9.5  Payment of Expenses and Taxes; Indemnification...................................  69
       ----------------------------------------------
  9.6  Successors and Assigns; Participations and Assignments...........................  69
       ------------------------------------------------------
  9.7  Adjustments; Setoff..............................................................  71
       -------------------
  9.8  Limitation on Agreements.........................................................  72
       ------------------------
  9.9  Effectiveness....................................................................  72
       -------------
 9.10  Counterparts.....................................................................  73
       ------------
 9.11  Severability.....................................................................  73
       ------------
 9.12  Integration......................................................................  73
       -----------
 9.13  Governing Law....................................................................  73
       -------------
 9.14  Submission To Jurisdiction; Waivers..............................................  73
       -----------------------------------
 9.15  Acknowledgments..................................................................  74
       ---------------
 9.16  Waivers of Jury Trial............................................................  74
       ---------------------

                                   EXHIBITS

Exhibit A      Form of Revolving Credit Note
Exhibit B      Form of Term Note
Exhibit C      Form of Notice of Borrowing
Exhibit D      Form of Notice of Conversion
Exhibit E      Form of Borrower Intellectual Property Security Agreement
Exhibit F      Form of Borrower Security Agreement
Exhibit G-1    Form of CTN Guarantee
Exhibit G-2    Form of UC Holdings Guarantee
Exhibit H      Form of WSP Guarantee
Exhibit I-1    Form of CTN Pledge Agreement
Exhibit I-2    Form of Pledge Agreement
Exhibit J-1    Form of Opinion of Counsel to Borrower
Exhibit J-2    Form of Opinion of Counsel to Parents
Exhibit J-3    Form of Opinion of Counsel to WSP II and WSP Dutch
Exhibit K      Form of Closing Certificate
Exhibit L      Form of Compliance Certificate
Exhibit M      Subordination Terms
Exhibit N      Form of Deed of Trust
Exhibit O      Form of Commitment Transfer Supplement



                                   SCHEDULES


Schedule I         -   Lenders and Lenders' Commitments
Schedule 3.1(c)    -   Guarantee Obligations and Dispositions of Property
Schedule 3.1(e)    -   Operating Forecast and Cash Flow Projections
Schedule 3.4       -   Consents, Authorizations, Filings and Notices
Schedule 3.8       -   Exceptions to Title
Schedule 3.13      -   ERISA
Schedule 3.16      -   Environmental Matters
Schedule 3.17      -   Terms of AF Acquisition
Schedule 4.1(q)    -   Filings, Registrations and Recordings
Schedule 4.1(s)    -   Sources and Uses; Equity Investment

     CREDIT AGREEMENT, dated as of August 31, 1999, among ARMED FORCES COMMUNICATIONS, INC., a New York corporation doing business as Market Place Media (the "Borrower"), the several banks and other financial institutions from
            --------
time to time parties to this Agreement (the "Lenders"), CANADIAN IMPERIAL BANK
                                             -------
OF COMMERCE, as administrative agent for the Lenders hereunder (in such capacity, the "Agent"), and CIBC World Markets Corp., a New York corporation, as
               -----
arranger (the "Arranger").


                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Borrower is engaged in the placement of advertising targeting military personnel and their dependents, college students, minority and senior citizens and providing other promotional activities focused on these markets;

     WHEREAS, U-C Holdings, L.L.C., a Delaware limited liability company ("UC
                                                                           --
Holdings") owns 80.3% of the issued and outstanding Capital Stock (as
--------
hereinafter defined) of College Television Network, Inc., a Delaware corporation ("CTN"; together with UC Holdings, the "Parents");
  ---                                   -------

     WHEREAS, CTN has entered into a Stock Purchase Agreement (the "AF
                                                                    --
Acquisition Agreement"), dated as of July 16, 1999 among CTN, the Borrower,
---------------------
Colleen Gordon and Kevin West (together, the "Sellers"), pursuant to which CTN
                                              -------
will acquire 100% of the issued and outstanding Capital Stock of the Borrower (the "AF Acquisition");
      --------------

     WHEREAS, the Borrower desires that the Lenders provide (a) Term Loans (i) to finance the AF Acquisition and (ii) to pay a portion of the transaction fees and expenses in connection therewith, and (b) Revolving Credit Loans, (i) to pay transaction fees and expenses in connection with the AF Acquisition, (ii) for working capital and general corporate purposes and (iii) potential tax liabilities in connection with the AF Acquisition in an amount to be paid by the Borrower not to exceed $1,700,000 in the aggregate;

     WHEREAS, the Lenders are willing to make such Loans to the Borrower subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                            ARTICLE 1.  DEFINITIONS

     1.1  Defined Terms.  As used in this Agreement, the following terms shall
          -------------
have the following meanings:

          "Agent" shall have the meaning ascribed thereto in the heading hereto
           -----
     and shall include such other Lender or financial institution as shall have subsequently been appointed as the successor Agent pursuant to Section 8.9.
                                                                    -----------

          "AF Acquisition" shall have the meaning ascribed thereto in the
           --------------
     recitals.

          "AF Acquisition Agreement" shall have the meaning ascribed thereto in
           ------------------------
     the recitals.

          "AF Acquisition Documents" shall mean the collective reference to the
           ------------------------
     AF Acquisition Agreement and each of the other agreements, notes, guarantees, consents, instruments, certificates and opinions delivered by CTN, the Borrower or any other Person in connection with the AF Acquisition.

          "Affiliate" shall mean, as to any Person, any other Person which,
           ---------
     directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, either
     (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement" shall mean this Credit Agreement, as amended, supplemented
           ---------
     or otherwise modified from time to time.

          "Alternate Base Rate" shall mean, on any particular date, a rate of
           -------------------
     interest per annum equal to the higher of:

               (a) the rate of interest most recently announced by CIBC-Bank at its Domestic Lending Office as its prime rate (which rate is not necessarily intended to be the lowest rate of interest charged by CIBC-Bank in connection with extensions of credit); and

               (b) the Federal Funds Rate for such date plus 0.50%.

          "Alternate Base Rate Loans" shall mean Loans the rate of interest
           -------------------------
     applicable to which is based upon the Alternate Base Rate.

          "Applicable Margin" shall mean for each Type of Loan, (a) until the
           -----------------
     delivery of a Compliance Certificate for the most recently completed fiscal quarter, commencing with the fiscal quarter ending June 30, 2000, which certificate demonstrates that the Leverage Ratio is less than 2.50 to 1.00, 2.00% for Alternate Base Rate Loans and 3.00% for Eurodollar Rate Loans; and (b) thereafter, the rate per annum set forth under the relevant column heading opposite the applicable Leverage Ratio:

     Leverage Ratio                               Alternate Base Rate Loans          Eurodollar Loans
     Greater than or equal to 2.50 to 1.00                   2.00%                       3.00%

     Less than 2.50 to 1.00                                  1.50%                       2.50%

     The Leverage Ratio shall be determined on the basis of the most recent Compliance Certificate delivered by the Borrower pursuant to Section
                                                                  -------
     5.2(c); provided that if the Borrower fails timely to deliver such
     ------  --------
     certificate, without otherwise limiting the rights of the Lenders under this Agreement, the Leverage Ratio shall be deemed to be greater than 2.50 to 1.00 until such time as such certificate is delivered. Any change in the Applicable Margin as a result of a change in the Leverage Ratio shall be effective as of the first day of the fiscal quarter immediately succeeding the fiscal quarter to which such certificate setting forth such change relates.

          "Arranger" shall have the meaning ascribed thereto in the heading.
           --------

          "Assignee" shall have the meaning ascribed thereto in Section 9.6(c).
           --------                                             --------------

          "Availability Amount" shall mean, at any time, the aggregate amount of
           -------------------
     the Revolving Credit Commitments available to be drawn by the Borrower, which amount shall be equal to $2,000,000, as such amount may be reduced in accordance with the terms hereof.

          "Available Revolving Credit Commitment" shall mean, as to any Lender
           -------------------------------------
     at any time, an amount equal to the excess, if any, of (a) the amount of the lesser of (i) such Lender's Revolving Credit Commitment and (ii) such Lender's Revolving Credit Commitment Percentage of the Availability Amount over (b) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding.

          "Benefit Plan" shall mean a defined benefit plan as defined in Section
           ------------
     3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any Commonly Controlled Entity is an "employer" as defined in
     Section 3(5) of ERISA.

          "Borrower" shall have the meaning ascribed thereto in the heading
           --------
     hereto.

          "Borrower Intellectual Property Security Agreement" shall mean the
           -------------------------------------------------
     Intellectual Property Security Agreement between the Borrower and the Agent, for the benefit of the Lenders, substantially in the form of Exhibit
                                                                         -------
     E, as the same may be amended, supplemented or otherwise modified from time
     -
     to time.

          "Borrower Security Agreement" shall mean the Security Agreement
           ---------------------------
     between the Borrower and the Agent, for the benefit of the Lenders, substantially in the form of Exhibit F, as the same may be amended,
                                  ---------
     supplemented or otherwise modified from time to time.

          "Borrowing Date" shall mean any Business Day specified in a notice
           --------------
     pursuant to Section 2.3 or Section 2.8 as a date on which the Borrower
                 -----------    -----------
     requests that the Lenders make Loans hereunder.

          "Business" shall have the meaning ascribed thereto in Section 3.16(b).
           --------                                             ---------------

          "Business Day" shall mean (a) a day other than a Saturday, Sunday or
           ------------
     other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to the date of

               (i) making or continuing any Loans as, or converting any Loans from or into, Eurodollar Loans,

               (ii) making any payment or prepayment or principal of or payment of interest on any portion of the principal amount of any Loans being maintained as Eurodollar Loans, or

               (iii) the Borrower giving any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in the immediately preceding clause (b)(i) or
          (b)(ii),

     any such day on which dealings in Dollars are also carried on in the interbank market in London, England.

          "Capital Expenditures" shall mean any expenditure in respect of the
           --------------------
     purchase or other acquisition of (including any expenditures under any Financing Leases with respect to) fixed or capital assets of the Borrower but shall exclude any such assets acquired in connection with normal replacement and maintenance programs that, in accordance with GAAP, would be properly charged to current operations.

          "Capital Stock" shall mean any and all shares, interests,
           -------------
     participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, membership interests in a limited liability company and limited partnership interests in a limited partnership, and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents" shall mean (a) securities issued or directly and
           ----------------
     fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (b) securities issued or directly and fully guaranteed or insured by any state of the United States of America or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition and, at the time of acquisition, having the highest rating generally obtainable from either S&P or Moody's, (c) time deposits and certificates of deposit of any Lender, or any domestic commercial bank having capital and surplus in excess of $1,000,000,000, or of City Commerce Bank or Mid-State Bankshares provided such bank shall have capital and surplus in excess of $130,000,000, in each case, having maturities of not more than twelve months from the date of acquisition, (d) repurchase obligations of any Lender or of any domestic commercial bank satisfying the requirements of clause (c) of this definition, with a term of not more than thirty days for underlying securities issued or fully guaranteed or insured by the United States government, (e) commercial paper of any issuer not an Affiliate of the Parent or the Borrower rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both S&P and Moody's cease publishing ratings of commercial paper issuers generally, and maturing within 90 days from the date of acquisition, or (f) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition.

          "Change of Control" shall mean the occurrence of any of the following:
           -----------------

               (a) with respect to CTN and UC Holdings, the failure of WSP to own directly or indirectly, free and clear of all Liens, at least 51% of the Fully Diluted Outstanding Voting Securities of CTN and UC Holdings;

               (b) with respect to the Borrower, the failure of CTN, at all times, to own directly or indirectly, through one or more wholly-owned Subsidiaries, free and clear of all Liens (other than Liens in favor of the Agent, for the benefit of the Lenders), 100% of the outstanding Capital Stock of the Borrower except as may be permitted pursuant to
          Section 6.6(g);
          --------------

               (c) WSP shall cease to have, directly or indirectly, the power (whether or not exercised) to elect a majority of the board of directors of any of the Borrower, CTN or UC Holdings, or any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934) shall obtain, directly or indirectly, such power;

               (d) WSP shall sell, or agree to sell, greater than 10% of the dollar value of its direct or indirect equity investment in UC Holdings and CTN (measured as of the date hereof); or

               (e) the Borrower shall be dissolved or liquidated.

          "CIBC-Bank" shall mean Canadian Imperial Bank of Commerce, a Canadian
           ---------
     chartered bank, or one or more of its agencies, branches or affiliates in its or their respective capacity or capacities, as the case may be, as a Lender or Lenders hereunder.

          "Closing Date" shall mean the date on which the conditions precedent
           ------------
     set forth in Section 4.1 shall be satisfied or waived.
                  -----------

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
     time to time.

          "Collateral" shall mean (i) with respect to CTN, all the issued and
           ----------
     outstanding Capital Stock of the Borrower, and (ii) with respect to the Borrower, all assets of the Borrower, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitments" shall mean the collective reference to the Term Loan
           -----------
     Commitments and the Revolving Credit Commitments.

          "Commitment Percentage" shall mean the collective reference to the
           ---------------------
     Term Loan Commitment Percentage and the Revolving Credit Commitment Percentage.

          "Commitment Transfer Supplement" shall have the meaning ascribed
           ------------------------------
     thereto in Section 9.6(c).
                --------------

          "Commonly Controlled Entity" shall mean an entity, whether or not
           --------------------------
     incorporated, which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes such Borrower and which is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate" shall have the meaning ascribed thereto in
           ----------------------
     Section 5.2(c).
     --------------

          "Contractual Obligation" shall mean any provision of any security
           ----------------------
     issued by the Borrower or of any agreement, instrument or other undertaking to which the Borrower is a party or by which it or any of its property is bound.

          "Corporate Guarantees" shall mean the collective reference to the
           --------------------
     Parent Guarantees and the WSP Guarantee.

          "Corporate Guarantors" shall mean the collective reference to the
           --------------------
     Parents, WSP II and WSP Dutch.

          "CTN" shall have the meaning ascribed thereto in the recitals.
           ---

          "CTN Credit Agreement" shall mean the Credit Agreement, dated as of
           --------------------
     July 26, 1999 between CTN and LaSalle Bank, as the same may be amended or provisions waived from time to time with the approval of the Agent; provided that (i) the Agent shall be deemed to have approved any such
     --------
     amendment if LaSalle Bank shall have approved the same; and (ii) if LaSalle Bank ceases at any time to be the Lender (as such term is defined in the CTN Credit Agreement) thereunder, any successor Lender shall be subject to the approval of the Agent in its reasonable judgment.

          "CTN Guarantee" shall mean the Guarantee, executed by CTN in favor of
           -------------
     the Agent, for the benefit of the Lenders, substantially in the form of Exhibit G-1, as the same may be amended, supplemented or otherwise modified
     -----------
     from time to time.

          "CTN Pledge Agreement" shall mean the Pledge Agreement of CTN in favor
           --------------------
     of the Agent, for the benefit of the Lenders, substantially in the form of
     Exhibit I-1, as the same may be amended, supplemented or otherwise modified
     -----------
     from time to time.

          "Default" shall mean any of the events specified in Section 7.1,
           -------                                            -----------
     whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$" shall mean dollars in lawful currency of the United
           -------       -
     States of America.

          "Domestic Lending Office" shall mean, initially, the office of each
           -----------------------
     Lender designated as such in Schedule I (or designated pursuant to a Commitment Transfer Supplement), and thereafter, such other office of such Lender, if any, which shall be making or maintaining Alternate Base Rate Loans as may be designated from time to time by notice from such Lender to the Borrower and the Agent.

          "Environmental Laws" shall mean any and all foreign, Federal, state,
           ------------------
     local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning public health, public and workplace safety or protection of the environment, as now or may at any time hereafter be in effect.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
     1974, as amended from time to time.

          "Eurodollar Base Rate" shall mean with respect to each day during each
           --------------------
     Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period and appearing on Page 3750 of the Telerate screen at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period or, if such rate does not appear on such page or otherwise on such service, such rate shall be determined by reference to such other publicly available service for displaying Eurodollar rates as may be agreed between the Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Base Rate" shall be the rate of interest per annum equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered by CIBC-Bank to prime international banks in the offshore dollar market at or about 11:00 a.m., New York time, two Business Days prior to the beginning of such Interest

     Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of CIBC-Bank's Eurodollar Loan and for a period approximately equal to such Interest Period.

          "Eurodollar Loans" shall mean Loans the rate of interest applicable to
           ----------------
     which is based upon the Eurodollar Rate.

          "Eurodollar Office" shall mean, initially, the office of each Lender
           -----------------
     designated as such in Schedule I (or designated pursuant to a Commitment Transfer Supplement), and thereafter, such other office of such Lender, if any, which shall be making or maintaining Eurodollar Loans as may be designated from time to time by notice from such Lender to the Borrower and the Agent.

          "Eurodollar Rate" shall mean with respect to each day during each
           ---------------
     Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                     -------------------------------------
                     1.00 -Eurodollar Reserve Requirements

          "Eurodollar Reserve Requirements" shall mean, for any day as applied
           -------------------------------
     to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Event of Default" shall mean any of the events specified in Section
           ----------------                                            -------
     7.1; provided that any requirement for the giving of notice, the lapse of
     ---  --------
     time, or both, or any other condition, has been satisfied.

          "Excess Cash Flow" shall mean with respect to any fiscal year,
           ----------------
     Operating Cash Flow of the Borrower for such fiscal year, less the sum of
                                                               ----
     (i) Fixed Charges plus (ii) the increase if any (or minus the decrease if
                       ----                              -----
     any) in Working Capital at the conclusion of such fiscal year over Working Capital at the conclusion of the immediately preceding fiscal year plus
                                                                        ----
     (iii) optional prepayments of principal of the Term Loans made in connection with any optional permanent reductions of the Term Loan Commitments during such period, plus (iv) optional prepayments of principal
                                     ----
     of the Revolving Credit Loans made in connection with any optional permanent reductions of the Revolving Credit Commitments during such period.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any
           ----
     successor thereto.

          "Federal Funds Rate" shall mean for any particular date, an interest
           ------------------
     rate per annum equal to the interest rate offered in the interbank market to the Agent as the overnight Federal Funds Rate at or about 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day).

          "Fee Letter" shall mean the letter dated as of the Closing Date,
           ----------
     between the Borrower and the Agent, as the same may be amended, supplemented or otherwise modified.

          "Financing Lease" shall mean any lease of property, real or personal,
           ---------------
     the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Fixed Charges" shall mean, for the Borrower, with respect to any
           -------------
     period, the sum (without duplication) of (a) cash Interest Expense for such period, (b) taxes paid in cash during such period, (c) Capital Expenditures during such period, (d) regularly scheduled payments of principal of all other Funded Debt of the Borrower during such period and (e) payments and prepayments of principal of Revolving Credit Loans made in connection with any mandatory permanent reductions of the Revolving Credit Commitments during such period.

          "Fixed Charge Ratio" shall mean, in respect of any period, the ratio
           ------------------
     of (a) Operating Cash Flow for such period to (b) Fixed Charges for such period.

          "Fully Diluted Outstanding" shall mean with respect to the
           -------------------------
     determination of the number of Voting Securities outstanding on any date, the sum of (a) all Voting Securities outstanding on such date and (b) all Voting Securities that would be outstanding if all outstanding rights, warrants or options that may be exercised, exchanged or converted into Voting Securities were exercised, exchanged or converted on such date but shall exclude any warrants or options held by any Lender or any affiliate thereof.

          "Funded Debt" shall mean, as of any date of determination, the sum of
           -----------
     all outstanding Indebtedness of the Borrower, other than Indebtedness of the type described in clause (f) and clause (h) of the definition thereof.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
     United States of America consistent with those utilized in preparing the audited financial statements referred to in Section 5.1 except insofar as
                                                 -----------
     (a) the Borrower shall have elected (which election shall not have been required by the American Institute of Certified Public Accountants or any similar body and shall continue to be effective for subsequent years) with the concurrence of its independent public accountants, to adopt more recently promulgated generally accepted accounting principles; and (b) the Required Lenders shall have consented to such election (it being understood that such consent may be conditioned upon negotiation of such changes to this Agreement, including Section 6.1, as the Required Lenders may in their sole discretion
               -----------
     deem appropriate).

          "Governmental Authority" shall mean any national government (United
           ----------------------
     States or foreign), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation" shall mean as to any Person (the "guaranteeing
           --------------------                                    ------------
     person"), any obligation of (a) the guaranteeing person or (b) another
     ------
     Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (the "primary obligation") of any other third Person (the
                            ------------------
     "primary obligor") in any manner, whether directly or indirectly,
      ---------------
     including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, liquidity or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements
     --------
     of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Hedging Agreements" shall mean (a) any interest rate protection
           ------------------
     agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party or a beneficiary and (b) any other agreement or arrangement designed to limit or eliminate the risk and/or exposure of the Borrower to fluctuations in currency exchange rates.

          "Indebtedness" of any Person at any date shall mean, (a) all
           ------------
     indebtedness of such Person for borrowed money or for the deferred purchase price of property or services

     (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and not outstanding more than 90 days past the original date of invoice creating such trade liabilities, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP and reasonably acceptable to the Agent with respect thereto have been provided on the books of such Person), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all liabilities arising under Hedging Agreements (other than interest rate caps) of such Person, (g) all Guarantee Obligations of such Person and (h) any asserted withdrawal liability of such Person or a Commonly Controlled Entity to a Plan.

          "Insolvency" shall mean with respect to any Multiemployer Plan, the
           ----------
     condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent" shall mean pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property" shall have the meaning ascribed thereto in
           ---------------------
     Section 3.9.
     -----------

          "Interest Coverage Ratio" shall mean, for any period, the ratio of (a)
           -----------------------
     Operating Cash Flow for such period to (b) cash Interest Expense for such period; provided that the Interest Coverage Ratio for the first three full
             --------
     fiscal quarters following the Closing Date shall be the ratio of (i) the Operating Cash Flow for the immediately preceding four fiscal quarters ending with the most recently completed fiscal quarter to (x) for the fiscal quarter ending as of December 31, 1999, cash Interest Expense for such fiscal quarter multiplied by four; (y) for the fiscal quarter ending
                         -------------
     as of March 31, 2000, cash Interest Expense for such fiscal quarter multiplied by two; and (z) for the fiscal quarter ending as of June 30,
     -------------
     2000, cash Interest Expense for such fiscal quarter multiplied by four-
                                                         -------------
     thirds.

          "Interest Expense" shall mean, for any period, the sum of (a) all
           ----------------
     interest in respect of all Funded Debt of the Borrower accrued or capitalized during such period (whether or not actually paid during such period), plus (b) the net amounts payable (or minus the net amounts
              ----
     receivable) under Hedging Agreements accrued during such period, plus (c)
                                                                      ----
     all financing or commitment fees in respect of Indebtedness of the Borrower accrued or capitalized during such period (whether or not actually paid during such period) but shall exclude (i) any arrangement or financing fees paid in connection with the AF Acquisition to the extent expensed, and (ii) any transaction or "up front" fees incurred in establishing or entering into any such Hedging Agreement.

          "Interest Payment Date" shall mean (a) as to any Alternate Base Rate
           ---------------------
     Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period" with respect to any Eurodollar Loan shall mean:
           ---------------

               (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, the foregoing provisions relating to Interest Periods are
     --------
     subject to the following:

               (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Commitment Termination Date, in the case of the Revolving Credit Loans, or beyond the date final payment is due on the Term Loans, in the case of the Term Loans, shall end on the Revolving Credit Commitment Termination Date or such date of final payment, as the case may be;

               (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "LaSalle Bank" shall mean LaSalle Bank National Association.
           ------------

          "Lenders" shall have the meaning ascribed thereto in the heading
           -------
     hereto.

          "Leverage Ratio" shall mean, as of any date of determination, the
           --------------
     ratio of (a) Funded Debt on such date to (b) Operating Cash Flow for the four fiscal quarters then most recently ended.

          "Lien" shall mean (a) any mortgage, pledge, hypothecation, assignment,
           ----
     deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), (b) any arrangement or agreement which prohibits the Borrower from creating any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, lien, charge or other security interest, or from entering into any agreement or arrangement described in clause (a) of this definition or (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Borrower with or without recourse.

          "Loan" shall mean any loan made by any Lender pursuant to this
           ----
     Agreement.

          "Loan Documents" shall mean this Agreement and each other agreement,
           --------------
     instrument or certificate executed and delivered to the Agent or any Lender pursuant hereto including, without limitation, the Notes, the Corporate Guarantees, the Security Documents and the Fee Letter.

          "Loan Parties" shall mean each Parent, the Borrower, WSP II, WSP Dutch
           ------------
     and any other Person (other than the Agent or any of the Lenders) which is or becomes a party to a Loan Document.

          "Management Agreement" shall mean the Management Agreement, dated as
           --------------------
     of the Closing Date, between the Borrower and CTN.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
     the business, operations, property, condition (financial or otherwise) or prospects of any of the Borrower, or (b) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents, the Liens created hereunder or thereunder or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

          "Material Agreement" shall mean each contract or agreement to which
           ------------------
     the Borrower is a party or by which the Borrower is bound and which requires annual payments in excess of $100,000 (excluding any employment contracts between the Borrower and its employees).

          "Materials of Environmental Concern" shall mean any gasoline or
           ----------------------------------
     petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Moody's" shall mean Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan
           ------------------
     as defined in Section 4001(a)(3) of ERISA.

          "Net Disposition Proceeds" shall mean the gross cash proceeds
           ------------------------
     (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise but only as and when received) received by the Borrower from the sale, lease (other than a lease in the ordinary course of business), transfer or other disposition of any of its assets (other than any of the foregoing permitted under Section
                                                                    -------
     6.6(a) and 6.6(b) or sales of advertising or services in the ordinary
     -----------------
     course of business) less the sum of (a) attorneys' fees, accountants' fees, investment banking fees and other customary fees and expenses actually incurred and paid to non-affiliated third parties in connection therewith,
     (b) any Indebtedness secured by a Lien on such asset or property permitted under clause (e) of Section 6.3, (c) any sales taxes applicable thereto and
                         -----------
     (d) income taxes reasonably estimated to be actually payable by the Borrower with respect to any gain realized as a result of such sale, lease, transfer or other disposition and which taxes are payable by the Borrower within two years of the date of such sale, lease, transfer or other disposition or within two years of any installment payment with respect thereto.

          "Net Disposition Proceeds Notice" shall have the meaning ascribed
           -------------------------------
     thereto in Section 2.9(c).
                --------------

          "Net Income" for any period shall mean, net income (or deficit) of the
           ----------
     Borrower for such period determined in accordance with GAAP.

          "Net Insurance Proceeds" shall mean (a) the proceeds (including any
           ----------------------
     proceeds from the termination or unwinding of any interest rate cap) and awards of compensation received by the Borrower of the Borrower from (i) the damage to or destruction or condemnation of all or any portion of its assets or property (regardless of whether such compensation is from any action in tort or contract or otherwise or from any governmental proceeding or action) or (ii) indemnity payments to the Borrower under the AF Acquisition Documents less, in each case, the sum of any costs of collection that are paid to non-affiliated third parties, and less, in each case, any attorneys' fees and accountants' fees and amounts required to be applied to the prepayment of Indebtedness secured by a Lien expressly permitted hereunder or any asset which is the subject of such damage or condemnation and, with respect to any indemnity payments under clause (ii), any out-of-pocket costs incurred by the Borrower for which such indemnification is being provided and any portion of such indemnity payments that is actually applied by the Borrower to repair or replace any asset or correct or remediate any condition in respect of which such indemnity payment is made and (b) any amounts received by the Borrower as a result or in respect of the overfunding of a Plan.

          "Non-Excluded Taxes" shall have the meaning ascribed thereto in
           ------------------
     Section 2.18.
     ------------

          "Notes" shall mean the collective reference to the Revolving Credit
           -----
     Notes and the Term Notes.

          "Notice of Borrowing" shall have the meaning ascribed thereto in
           -------------------
     Section 2.3.
     -----------

          "Obligations" shall mean the unpaid principal of and interest on
           -----------
     (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) the Notes and all other obligations and liabilities of the Borrower to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any Hedging Agreement with the Agent or any Lender or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement, any other Loan Document or any Hedging Agreement with any Lender) or otherwise.

          "Operating Cash Flow" shall mean, for any period of determination, an
           -------------------
     amount equal to the sum of (without duplication) (a) Net Income for such period, after deduction of (i) all items which should be classified as extraordinary, all determined in accordance with GAAP; (ii) all insurance and condemnation proceeds received during such period to the extent, if any, included in Net Income and (iii) tax adjusted gains (or inclusion of tax adjusted losses) incurred in connection with the disposition of capital assets, plus (b) all amounts deducted in computing such Net Income in
             ----
     respect of (i) Interest Expense (after giving effect to all Hedging Agreements and payments and receipts thereunder), (ii) non-cash amortization expense (including, without limitation, amortization of financing costs, noncurrent assets and non-cash charges), (iii) depreciation, (iv) income taxes, (v) all other non-cash expenses, (vi) closing costs actually incurred in connection with the AF Acquisition and paid to non-affiliated third parties, to the extent expensed.

          "Parent Guarantees" shall mean the collective reference to the CTN
           -----------------
     Guarantee and the UC Holdings Guarantee.

          "Parents" shall have the meaning ascribed thereto in the heading
           -------
     hereto.

          "Participant" shall have the meaning ascribed thereto in Section
           -----------                                             -------
     9.6(b).
     ------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
     pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

          "Permitted Assets" shall have the meaning ascribed thereto in Section
           ----------------                                             -------
     2.9(c).
     ------

          "Person" shall mean an individual, partnership, corporation, limited
           ------
     liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan" shall mean at a particular time, any employee benefit plan
           ----
     which is covered by ERISA and in respect of which the Borrower is an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" shall mean the Pledge Agreement of any Person who
           ----------------
     acquires Capital Stock of the Borrower in favor of the Agent, for the benefit of the Lenders, substantially in the form of Exhibit I-2, as the
                                                          -----------
     same may be amended, supplemented or otherwise modified from time to time.

          "Pledged Stock" shall have the meaning ascribed thereto in the CTN
           -------------
     Pledge Agreement.

          "Pro Forma Balance Sheet" shall have the meaning ascribed thereto in
           -----------------------
     Section 3.1(b).
     --------------

          "Properties" shall have the meaning ascribed thereto in Section
           ----------                                             -------
     3.16(a).
     -------

          "QFL Note" shall have the meaning ascribed thereto in Section 2.18(c).
           --------                                             ---------------

          "Qualified Foreign Lender" shall have the meaning ascribed thereto in
           ------------------------
     Section 2.18(c).
     ---------------

          "Register" shall have the meaning ascribed thereto in Section 9.6(d).
           --------                                             --------------

          "Regulation U" shall mean Regulation U of the Board of Governors of
           ------------
     the Federal Reserve System as in effect from time to time.

          "Reorganization" shall mean with respect to any Multiemployer Plan,
           --------------
     the condition that such plan is in reorganization within the meaning of
     Section 4241 of ERISA.

          "Replaced Note" shall have the meaning ascribed thereto in Section
           -------------                                             -------
     2.18(c).
     -------

          "Reportable Event" shall mean any of the events set forth in section
           ----------------
     4043(c) of ERISA other than those events for which the notice requirement has been waived under applicable regulations.

          "Required Lenders" shall mean Lenders whose Commitment Percentages
           ----------------
     aggregate at least 51%; provided that so long as there are no more than two
                             --------
     Lenders at any time, Required Lenders shall mean, at such time, Lenders whose Commitment Percentages aggregate 100%.

          "Requirement of Law" as to any Person shall mean the articles of
           ------------------
     organization and by-laws, operating agreement or partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" shall mean the chairman of the board of
           -------------------
     directors, the chief executive officer or the president (or manager or general partner, in the case of a limited liability company or limited partnership, respectively) of such Person or, with respect to financial matters, the chief financial officer of such Person, in each case, in his or her capacity as such.

          "Revolving Credit Commitment" shall mean, as to any Lender, the
           ---------------------------
     obligation of such Lender to make Revolving Credit Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading "Revolving Credit Commitments" opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement. At the date of this Agreement, the aggregate amount of the Revolving Credit Commitments is equal to $2,000,000.

          "Revolving Credit Commitment Percentage" shall mean, as to any Lender,
           --------------------------------------
     at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments.

          "Revolving Credit Commitment Period" shall mean the period from and
           ----------------------------------
     including the date hereof to, but not including, the Revolving Credit Commitment Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "Revolving Credit Commitment Termination Date" shall mean September
           --------------------------------------------
     30, 2004.

          "Revolving Credit Loans" shall have the meaning ascribed thereto in
           ----------------------
     Section 2.1.
     -----------

          "Revolving Credit Note" shall have the meaning ascribed thereto in
           ---------------------
     Section 2.2.
     -----------

          "S&P" shall mean Standard & Poor's Rating Group, a division of The
           ---
     McGraw-Hill Companies.

          "Security Agreements" shall mean the collective reference to the
           -------------------
     Borrower Security Agreement and the Borrower Intellectual Property Security Agreement.

          "Security Documents" shall mean the collective reference to the CTN
           ------------------
     Pledge Agreement, the Security Agreements, and all other security documents hereafter delivered to the Agent granting a Lien on the Capital Stock of the Borrower or any asset of the Borrower to secure the obligations and liabilities of the Borrower under the Notes and/or under any of the other Loan Documents or to secure any guarantee by CTN or any such Loan Party of any such obligations and liabilities.

          "Single Employer Plan" shall mean any Plan which is covered by Title
           --------------------
     IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent" shall mean, as of any date, with respect to any Person, (a)
           -------
     the property of such Person (on a going concern basis), at fair valuation, will exceed the debts of such Person, (b) such Person will be able to pay its debts as such debts become absolute and matured, and (c) such Person will have, as of such date, sufficient capital with which to conduct its business. For purposes of this definition, "debt" means "liability on a claim" and "claim" means (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          "Subsidiary" shall mean a corporation, partnership, limited liability
           ----------
     company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the occurrence of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Term Loan Commitment" shall mean, with respect to each Lender, the
           --------------------
     amount set forth under the heading "Term Loan Commitments" opposite such Lender's name on Schedule I, as such amount may be reduced from time to time pursuant to this Agreement. At the Closing Date, the aggregate amount of the Term Loan Commitments is $15,000,000.

          "Term Loan Commitment Percentage" shall mean, as to any Lender, at any
           -------------------------------
     time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Term Loan Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitute of the aggregate principal amount of the Term Loans then outstanding).

          "Term Loans" shall have the meaning ascribed thereto in Section 2.6.
           ----------                                             -----------

          "Term Note" shall have the meaning ascribed thereto in Section 2.7.
           ---------                                             -----------

          "Tranche" shall mean the collective reference to Eurodollar Loans, the
           -------
     then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Transferee" shall have the meaning ascribed thereto in Section
           ----------                                             -------
     9.6(f).
     ------
          "Type" shall mean as to any Loan, its nature as an Alternate Base Rate
           ----
     Loan or a Eurodollar Loan.

          "UC Holdings" shall have the meaning ascribed thereto in the recitals.
           -----------

          "UC Holdings Guarantee" shall mean the Guarantee executed by UC
           ---------------------
     Holdings in favor of the Agent, for the benefit of the Lenders, substantially in the form of Exhibit G-2, as the same may be amended,
                                  -----------
     supplemented or otherwise modified from time to time.

          "Voting Securities" shall mean any class of Capital Stock of any
           -----------------
     Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of members of the Board of Directors (or equivalent governing body) (irrespective of whether or not at the time any other class will have or might have voting power by reason of the occurrence of any contingency).

          "Working Capital" shall mean, as of the date of determination thereof,
           ---------------
     the difference, if any, of (a) the current assets (other than cash and Cash Equivalents) of the Borrower determined in accordance with GAAP, over (b) the current liabilities (other than the current portion of Indebtedness which when initially issued or incurred was classified as long-term Indebtedness, including, without limitation, the Term Loans and the Revolving Credit Loans) of the Borrower determined in accordance with GAAP.

          "WSP" shall mean Willis Stein & Partners, Management II L.L.C., a
           ---
     Delaware limited liability company.

          "WSP Dutch" shall mean Willis Stein & Partners Dutch, L.P., a Delaware
           ---------
     limited partnership.

          "WSP II" shall mean Willis Stein & Partners II, L.P., a Delaware
           ------
     limited partnership.

          "WSP Guarantee" shall mean the Guarantee executed by WSP II and WSP
           -------------
     Dutch in favor of the Agent, for the benefit of the Lenders, substantially in the form of Exhibit H, as the same may be amended, supplemented or
                    ---------
     otherwise modified from time to time.

          "Year 2000 Compliant" means, with respect to any computer systems
           -------------------
     (including without limitation all software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment), that such computer systems (a) are capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date related data for dates earlier and later than January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing, or any other input or output, (b) have the ability to provide date recognition for any data element without limitation (including, but not limited to, date related data represented without a century designation, date related data whose year is represented by only two digits and date fields assigned special values), (c) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (d) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (e) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000, (f) have the ability to correctly process after January 1, 2000 data containing dates before that date, and (g) have the ability to recognize all "leap years", including February 29, 2000.

          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have their respective defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein, in the Notes and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower not defined in Section 1.1 and accounting terms partly defined in
                        -----------
Section 1.1, to the extent not defined, shall have the respective meanings given
-----------
to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  ARTICLE 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1  Revolving Credit Commitments.  (a)  Subject to the terms and
               ----------------------------
conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the
  ----------------------
Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) such Lender's Revolving Credit Commitment and (ii) such Lender's Revolving Credit Commitment Percentage of the Availability Amount. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b)  Subject to the last sentence of Section 2.3, the Revolving Credit
                                               -----------
Loans may from time to time be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Section 2.3 and Section 2.10; provided that no
                                -----------     ------------  --------
Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Commitment Termination Date.

          2.2  Revolving Credit Notes.  The Revolving Credit Loans made by each
               ----------------------
Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and
            ---------
principal amount (a "Revolving Credit Note"), payable to the order of such
                     ---------------------
Lender and in a principal amount equal to the lesser of (a) the amount of the initial Revolving Credit Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to the Borrower. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Notes, and any such recordation shall constitute prima facie
                                                                  ----- -----
evidence of the accuracy of the information so recorded absent manifest error. Each Revolving Credit Note (i) shall be dated the Closing Date, (ii) shall be stated to mature on the Revolving Credit Commitment Termination Date and (iii) shall provide for the payment of interest in accordance with Section 2.12.
                                                             ------------

          2.3  Procedure for Revolving Credit Borrowing.  The Borrower may
               ----------------------------------------
borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; provided that the Borrower shall give the
                                       --------
Agent an irrevocable notice substantially in the form of Exhibit C (a "Notice of
                                                         ---------     ---------
Borrowing") (which notice must be received by the Agent prior to (a) 12:00 noon,
---------
New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be Eurodollar Loans, or (b) 11:00 a.m., New York City time, on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,

(iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amounts of such Eurodollar Loans and the lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Alternate Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Section
                                                                        -------
9.2 prior to 11:00 a.m., New York City time, on Borrowing Date requested in
---
funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent in the manner specified in such Notice of Borrowing in the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent. Notwithstanding anything to the contrary contained herein, Revolving Credit Loans, if any, made on the Closing Date must be Alternate Base Rate Loans.

          2.4  Commitment Fees; Agent Fee.  (a)  The Borrower agrees to pay to
               --------------------------
the Agent for the account of each Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Commitment Termination Date, computed at the rate of 0.50% per annum on the average daily amount of the excess of such Lender's Revolving Credit Commitment over the aggregate principal amount of all Revolving Credit Loans made by such Lender, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Commitment Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agree to pay to the Agent, for its own account, for services rendered by the Agent, an annual administrative fee in the amounts and at the times referred to in the Fee Letter.

          2.5  Optional and Mandatory Termination or Reduction of Revolving
               ------------------------------------------------------------
Credit Commitments.  The Borrower shall have the right, upon not less than three
------------------
Business Days' notice (if any Eurodollar Loans are outstanding at such time) or upon notice on the Business Day of such prepayment (otherwise) to the Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments. Any such reduction shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect; provided that no such termination or reduction shall be permitted if, after
--------
giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding would exceed the lesser of (a) the aggregate Revolving Credit Commitments and (b) the Availability Amount. Any reduction of the Revolving Credit Commitments shall be accompanied by payment in full of all accrued commitment fees on the amount so reduced to and including the date of such reduction. The

Agent agrees to promptly notify the Lenders of any notice of reduction or termination received by the Agent.

          2.6  Term Loans.  (a)  Subject to the terms and conditions hereof,
               ----------
each Lender severally agrees to make term loans ("Term Loans") to the Borrower
                                                  ----------
on the Closing Date in an amount not to exceed the amount of the Term Loan Commitment of such Lender then in effect. The Term Loans may from time to time be (a) Eurodollar Loans, (b) Alternate Base Rate Loans or (c) a combination thereof, as determined by the Borrower and set forth in a notice to the Agent in accordance with Section 2.8 and Section 2.10; provided that Term Loans made on
                -----------     ------------  --------
the Closing Date must be Alternate Base Rate Loans.

          2.7  Term Notes.  The Term Loan made by each Lender shall be evidenced
               ----------
by a promissory note of the Borrower, substantially in the form of Exhibit B
                                                                   ---------
(the "Term Note"), with appropriate insertions therein as to payee, date and
      ---------
principal amount, payable to the order of such Lender and in a principal amount equal to the aggregate unpaid principal amount of all Term Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Term Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Term Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded
           ----- -----
absent manifest error. The Term Note of each Lender (i) shall be dated the Closing Date, (ii) shall be payable on the last day of each March, June, September and December commencing on June 30, 2000, each of which payments shall be in an amount equal to such Lender's Term Loan Commitment Percentage of the amount set forth below opposite each such date:

                       Date                                Amount

               June 30, 2000                              $500,000
               September 30, 2000                          500,000
               December 31, 2000                           500,000
               March 31, 2001                              562,500
               June 30, 2001                               562,500
               September 30, 2001                          562,500
               December 31, 2001                           562,500
               March 31, 2002                              750,000
               June 30, 2002                               750,000
               September 30, 2002                          750,000
               December 31, 2002                           750,000
               March 31, 2003                              937,500
               June 30, 2003                               937,500
               September 30, 2003                          937,500
               December 31, 2003                           937,500

               March 31, 2004                            1,500,000
               June 30, 2004                             1,500,000
               September 30, 2004                        1,500,000

provided that if the aggregate amount of Term Loans made by the Lenders is less
--------
than the amount contemplated by the foregoing amortization schedule, an appropriate adjustment shall be made to the amount due to each Lender on September 30, 2004 and, if necessary, the other installments of the Term Loans in the inverse order of their scheduled maturities and (iii) shall provide for the payment of interest in accordance with Section 2.12.
                                           ------------

          2.8  Procedures for Term Loan Borrowing.  The Borrower may borrow
               ----------------------------------
under the Term Loan Commitment only on the Closing Date. Not later than 11:00 a.m., New York City time, on the Closing Date, each Lender shall make available to the Agent, at the Agent's office specified in Section 9.2, the amount of such
                                                 -----------
Lender's pro rata share of the required Term Loans in immediately available funds. The Agent shall on such date make available, in the manner specified by the Borrower in such Notice of Borrowing, the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent. Notwithstanding anything to the contrary contained herein, Term Loans made on the Closing Date must be Alternate Base Rate Loans.

          2.9  Optional and Mandatory Prepayments.  (a)  Subject to Section
               ----------------------------------                   -------
2.19, the Borrower may, at any time and from time to time prepay the Loans, in
----
whole or in part, without premium or penalty, upon at least three Business Days' (in the case of Eurodollar Loans) irrevocable written notice or upon irrevocable written notice on the Business Day of such prepayment (otherwise) to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice, the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with amounts, if any, payable pursuant to
Section 2.19, (except in the case of Revolving Credit Loans which are Alternate
------------
Base Rate Loans) accrued interest to such date on the amount prepaid and any outstanding fees and expenses, if any, then due and owing. Partial prepayments of the Revolving Credit Loans shall be applied to the Revolving Credit Loans but shall not reduce the Revolving Credit Commitments unless the Borrower so specifies in its written notice to the Agent. Partial prepayments of the Term Loans shall be applied first, pro rata, to all scheduled installments of
                       -----
principal of the Term Loans and second, if the Term Loans have been repaid in
                                ------
full, to the Revolving Credit Loans (with a concomitant reduction in the Revolving Credit Commitments); provided that any optional prepayment of the
                               --------
Revolving Credit Loans shall not reduce the Revolving Credit Commitments unless the Borrower so specifies in a written notice to the Agent. Amounts prepaid on account of the Term Loans or to reduce the Revolving Credit Commitments may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

          (b) With respect to any fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2000, not later than 90 days after the end of each fiscal year, the Borrower shall prepay an amount equal to 50% of the Excess Cash Flow for such fiscal year, which prepayment shall be applied first,
                                                                         -----
pro rata, to all scheduled installments of principal of the Term Loans and second, if the Term Loans have been repaid in full, to the Revolving Credit
------
Loans (with a concomitant reduction in the Revolving Credit Commitments).

          (c) The Borrower shall deliver to the Agent a certificate setting forth in reasonable detail the calculation of any Net Disposition Proceeds, together with such Net Disposition Proceeds, within two Business Days of receipt thereof. Any Net Disposition Proceeds shall be applied first, pro rata to all
                                                        -----  --- ----
scheduled installments of principal of the Term Loans, and second, if the Term
                                                           ------
Loans have been repaid in full, to the Revolving Credit Loans (with a concomitant reduction in the Revolving Credit Commitments).

          (d) The Borrower shall deliver to the Agent any Net Insurance Proceeds within three Business Days of the receipt thereof for application in the manner set forth in the next sentence; provided that, the Borrower, by
                                           --------
written notice to the Agent delivered within such three Business Day period (together with a certificate in reasonable detail setting forth the calculation of such Net Insurance Proceeds), may elect to defer applying such Proceeds in such manner if and only if (i) concurrent with such notice, such deferred proceeds are applied to repay the Revolving Credit Loans (with a concomitant temporary reduction in the Revolving Credit Commitments) and to the extent such Net Insurance Proceeds exceed $500,000 and the Revolving Credit Commitment has been temporarily reduced by $500,000, to provide cash collateral under arrangements acceptable to the Agent, and (ii) within 180 days after receipt by the Agent of such deferred proceeds (or such cash collateral), the Borrower, subject to Section 2.5 and Section 2.9 (a), (b), (c), and (e), shall obtain
           -----------     ---------------  ---  ---      ---
Revolving Credit Loans (or such cash collateral) for purposes of acquiring Permitted Assets, (it being understood that (A) the Borrower shall first draw any cash collateral held by the Agent in respect of such Net Insurance Proceeds,
(B) upon expiration of such 180 day period, any portion of such deferred proceeds (or such cash collateral) that has not been utilized by the Borrower as a Revolving Credit Loan to acquire replacement assets shall be applied in accordance with the next succeeding sentence, (C) subject to Section 2.5 and
                                                             -----------
Section 2.9 (a), (b), (c), and (e), (1) the Revolving Credit Commitments, upon
---------------  ---  ---      ---
each disbursement of such deferred proceeds (or such cash collateral) as a Revolving Credit Loan for purposes of acquiring replacement assets, shall be restored by the amount of such disbursement and (2) upon application of such proceeds (or cash collateral) in accordance with the next succeeding sentence and subject to the limitations set forth therein, to the extent not previously done, the Revolving Credit Commitments shall be restored and (D) if any Default shall occur during such 180 day period, the Agent may, in its discretion, and shall, if directed by the Required Lenders, apply such deferred proceeds (or such cash collateral) as a mandatory prepayment in accordance with the next sentence and (E) the Borrower shall be deemed to have requested Revolving Credit Loans in an amount equal to such deferred proceeds (or such cash collateral) (as such amount may have been reduced hereunder) and, in the case of any mandatory prepayment, such Revolving Credit Loans shall be made regardless of the failure of the Borrower to satisfy the conditions set forth in Section 4.2). Any Net
                                                       -----------
Insurance Proceeds shall be applied as follows: first, pro rata to scheduled
                                                -----
installments of principal of Term Loans in inverse order of
maturity and second, if the Term Loans have been repaid in full, to the
             ------
Revolving Credit Loans (with a concomitant reduction in the Revolving Credit Commitments).

          (e) The Borrower shall deliver to the Agent 50% of the amount of any receivables not collected by the Borrower to the extent such receivables are reimbursed by the Sellers under Section 4.14 of the AF Acquisition Agreement
                                ------------
within three Business Days of the receipt thereof. Any such reimbursement shall be applied as follows: first, pro rata to scheduled installments of principal of
                       -----
Term Loans in inverse order of maturity and second, if the Term Loans have been
                                            ------
repaid in full, to the Revolving Credit Loans (with a concomitant reduction in the Revolving Credit Commitments).

          (f) If, on any Business Day, after giving effect to any reduction of the Revolving Credit Commitments under Section 2.5, the outstanding aggregate
                                       -----------
principal amount of the Revolving Credit Loans exceeds the aggregate amount of the Revolving Credit Commitments (as so reduced) on the date of such reduction, the Borrower shall prepay on such Business Day an aggregate principal amount of the Revolving Credit Loans in an amount equal to such excess.

          (g)  Each prepayment of the Loans pursuant to this Section 2.9 shall
                                                             -----------
be accompanied by (except in the case of Revolving Credit Loans which are Alternate Base Rate Loans) payment in full of all accrued interest thereon, to and including the date of such prepayment, together with any additional amounts, if any, owing pursuant to Section 2.19 and any outstanding fees and expenses due
                          ------------
and owing.

          2.10 Conversion and Continuation Options.  (a)  The Borrower may elect
               -----------------------------------
from time to time to convert Eurodollar Loans to Alternate Base Rate Loans by giving the Agent prior irrevocable notice of such election substantially in the form of Exhibit D (a "Notice of Conversion") (which notice must be received by
        ---------     --------------------
the Agent by at least 10:00 a.m., New York City time, three Business Days prior to such election); provided that any such conversion of Eurodollar Loans may be
                   --------
made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Agent prior irrevocable notice of such election (which notice must be received by the Agent by at least 10:00 a.m., New York City time, three Business Days prior to such election). Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice, the Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Loan when
        --------
any Default has occurred and is continuing and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Commitment Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans, as the case may be.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving the Agent prior irrevocable notice (which notice must be received by the Agent by at least 10:00a.m., New York

City time, three Business Days prior to such election and in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1,
                                                                 -----------
and shall state the length of the next Interest Period to be applicable to such Loans); provided that no Eurodollar Loan may be continued as such (i) when any
        --------
Default has occurred and is continuing or (ii) after the date that is one month prior to the Revolving Credit Commitment Termination Date (in the case of continuations of Revolving Credit Loans) or the date of the final installment of principal of Term Loans, as the case may be, and provided, further, that if the
                                                 --------  -------
Borrower shall fail to give any required notice as described above in this paragraph, or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period. The Agent agrees to notify the Lenders of any notice of continuation referred to herein received by the Agent.

          2.11 Maximum Amounts of Tranches.  All borrowings, conversions and
               ---------------------------
continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and shall be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof. There shall never be more than six Tranches at any one time outstanding.

          2.12 Interest Rates; Default Rate Payment Dates.  (a)  Each Eurodollar
               ------------------------------------------
Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for the first day of such Interest Period (subject to daily adjustments, if any, required by changes in the Eurocurrency Reserve Requirements) plus the Applicable Margin.

          (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (c) If an Event of Default has occurred and is continuing, (i) the Eurodollar Loans shall bear interest at a rate per annum equal to the rate then applicable thereto pursuant to the foregoing provisions of this Section plus 2% until the last day of the applicable Interest Period, and thereafter at a rate per annum equal to the Alternate Base Rate then applicable to Alternate Base Rate Loans plus 2%, and (ii) the Alternate Base Rate Loans shall bear interest at a rate equal to the Alternate Base Rate then applicable to such Loans plus 2%, in each case from the date of occurrence of such Event of Default until the date such Event of Default is cured or waived (after as well as before judgment). In addition, should any interest on such Loans or any commitment fee or other amount (other than principal) payable hereunder not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (to the extent permitted by law in the case of interest on interest) at a rate per annum which is the rate described in Section
                                                                         -------
2.12(b) plus 2%, in each case, from the date of such non-payment until such
-------
amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.12(c) shall be
      --------                                    ---------------
payable from time to time on demand.

          2.13 Computation of Interest and Fees.  (a)  Commitment fees and
               --------------------------------
Alternate Base Rate interest shall be calculated on the basis of a 365-day year and Eurodollar Rate interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent, at the request of the Borrower, shall deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to Section 2.12(a).
                                                               ---------------

          2.14 Inability to Determine Interest Rate.  If prior to the first day
               ------------------------------------
of any Interest Period:

          (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Alternate Base Rate Loans to Eurodollar Loans.

          2.15 Pro Rata Treatment and Payments; Funding Reliance.  (a)  Each
               -------------------------------------------------
borrowing by the Borrower of Term Loans or Revolving Credit Loans from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments or Term Loan Commitments of the Lenders shall be made pro rata according to the respective Revolving Credit Commitment Percentages or

Term Loan Commitment Percentages, as the case may be, of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans or Term Loans, as the case may be, shall (except as may be required as a result of Section 2.16) be made pro rata
                                                ------------
according to the respective outstanding principal amounts of the Revolving Credit Loans or Term Loans, as the case may be, then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00p.m., New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in Section 9.2, in Dollars and in
                                            -----------
immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal and interest thereon, shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal and interest thereon, shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make available to the Agent the amount that would constitute its Commitment Percentage of such borrowing, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand from the Borrower.

          2.16 Illegality.  Notwithstanding any other provision herein, if the
               ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.
                                                                 ------------

          2.17 Requirements of Law.  (a)  If the adoption of or any change in
               -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes in the
                                               ------------
     rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date has or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled within 180 days of the occurrence of such event. A certificate as to any additional amounts payable pursuant to this subsection shall be conclusive in the absence of manifest error; provided that the Borrower shall not be liable for any amount
                --------
attributable to any period before 180 days prior to the date such Lender notifies the Borrower of such increased costs.

          2.18 Taxes.  (a)  All payments made by the Borrower under this
               -----
Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are
                                                    ------------------
required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The covenants in this Section shall survive the termination of this Agreement and the payment of the Notes and payment of the Obligations hereunder.

          (b)  Each Lender shall:

               (i) deliver to the Borrower and the Agent (A) in the case of a Lender that is not incorporated under the laws of the United States or any state thereof, either (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, or, (y) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or Section 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto together with a certificate executed by such Lender representing that (1) such Lender is not a bank for purposes of Section 881(c) of the

     Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), claiming complete exemption from U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents and (2) that the Lender has received in replacement of any Note held by or assigned to it, a QFL Note in accordance with this Section 2.18, and (B) in the case of any other Lender,
                          ------------
     an Internal Revenue Service Form W-8 or W-9, as applicable, or successor applicable form, as the case may be;

               (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 9.6 shall, upon the effectiveness of the related transfer,
            -----------
be required to provide all the forms and statements required pursuant to this Section; provided that, in the case of a Participant, such Participant shall
         --------
furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          (c) Any Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and satisfies the requirements of Section
                                                           -------
2.18(b)(i)(A)(y), (a "Qualified Foreign Lender") shall upon receipt of the
----------------      ------------------------
written request of the Agent or the Borrower and may, upon its own written request to the Agent, exchange any Note held by or assigned to it for a qualified foreign lender Note (a "QFL Note"). A QFL Note shall be in the form
                                   --------
of the Revolving Credit Note or Term Loan Note, as applicable, but shall contain the following legend, "This Note is a QFL Note, and as such, ownership of the obligation represented by such QFL Note may be transferred only in accordance with Section 2.18 of the Credit Agreement." Any QFL Note issued in replacement of any existing Note pursuant to this Section shall be (i) dated the Closing Date, (ii) issued in the name of the entity in whose name such existing Note was issued and (iii) issued in the same principal amount as such existing Note. Any Note replaced pursuant to this Section is sometimes referred to herein as a "Replaced Note".
 -------------

          (d) The Borrower agrees that, upon the request of or delivery of a request to a Qualified Foreign Lender pursuant to paragraph (c) of this Section, the Borrower shall execute and deliver a QFL Note to the Agent in replacement of the Replaced Note surrendered in connection with such request conforming to the requirements of this paragraph. Each Qualified Foreign Lender shall surrender its Note in connection with any replacement pursuant to this Section 2.18. Upon receipt by
                                                 ------------
the Agent, in connection with any replacement, of a QFL Note and the existing Note to be replaced by such QFL Note in accordance with this paragraph, the Agent shall forward the QFL Note to the Lender which has surrendered its Note for replacement by such QFL Note and shall forward the surrendered Note to the Company marked "canceled". Once issued, QFL Notes (i) shall be deemed to and shall be "Notes" for all purposes under the Loan Documents, (ii) may not be exchanged for Notes which are not QFL Notes, notwithstanding anything to the contrary in the Loan Documents and (iii) shall at all times thereafter be QFL Notes, including, without limitation, following any transfer or assignment thereof.

          (e) Notwithstanding anything to the contrary in the Loan Documents, the QFL Notes are registered obligations as to both principal and interest with the Borrower and transfer of the obligations underlying such QFL Note may be effected only by surrender of the QFL Note to the Borrower and either reissuance by the Borrower of such QFL Note to the transferee or issuance by the Borrower of a new QFL Note to the transferee. A QFL Note shall only evidence the Lender's or an assignee's right, title and interest in and to the related obligation, and in no event is a QFL Note to be considered a bearer instrument or obligation. This Section 2.18 shall be construed so that the obligations
                     ------------
underlying the QFL Notes are at all times maintained in "registered form" within the meaning of Sections 871(h)(2) and 881(c)(3) of the Code.

          2.19 Indemnity.  The Borrower agrees to indemnify each Lender and to
               ---------
hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof or (d) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto including, without limitation, in each case, any such loss or expense arising from the redeployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

          2.20 Discretion of Lender as to Manner of Funding. Notwithstanding any
               --------------------------------------------
other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood that for the purposes of this Agreement all determinations hereunder shall be made assuming each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits of Dollars in the eurocurrency interbank market having a maturity corresponding to each Loan's Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

                  ARTICLE 3.  REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender that:

          3.1  Financial Condition.  (a)  The unaudited balance sheet of the
               -------------------
Borrower as at December 31, 1996, December 31, 1997, December 31, 1998 and June 30, 1999 and the related unaudited statements of income for the six-month period ended on such date, certified by a Responsible Officer of the Borrower, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the financial condition of the Borrower at such date, and the results of its operations for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules thereto, have been prepared in accordance with GAAP, except that such unaudited statements lack footnotes and other presentation items, applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein or in Schedule 3.1).
      ------------

          (b)  The pro forma balance sheet of the Borrower (the "Pro Forma
                   --- -----                                     ---------
Balance Sheet") is the balance sheet of the Borrower as of June 30, 1999,
-------------
adjusted to give effect (as if such events had occurred on the Closing Date) (i) to the AF Acquisition, and (ii) to the Loans expected to be made by the Lenders on and as of the Closing Date. The Pro Forma Balance Sheet, together with the notes thereto, presents fairly on a pro forma basis the financial position of
                                    --- -----
the Borrower as at June 30, 1999 assuming that the events and the assumptions specified in the preceding sentence had actually occurred on such dates.

          (c)  Except as set forth in Schedule 3.1(c), the Borrower does not
                                      ---------------
have, at the date of the Pro Forma Balance Sheet referred to above, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth in Schedule 3.1(c), during the period
                                           ---------------
from December 31, 1998 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower of any material part of its business or property, other than the sale of finished product inventory in the ordinary course, and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person material in relation to the financial condition of the Borrower at December 31, 1998).

          (d) All balance sheets, all statements of income and shareholders equity and of cash flows and all other financial information which shall hereafter be furnished by or on behalf of the Borrower to the Agent or any Lender for the purposes of, or in connection with, this Agreement or any transaction contemplated hereby have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein and subject to normal year-end adjustment and the absence of footnotes and other presentation items in the case of financial statements for any period not ending on the last day of a fiscal year), and do or will present fairly, in all material respects, the financial condition of the Borrower as at the dates thereof and the results of their operations and their shareholders equity and cash flows for the periods then ended.

          (e) The operating forecast and cash flow projections of the Borrower calculated through December 31, 2004, prepared by or under the direct supervision of a Responsible Officer of the Borrower and a list of the specific items, each as set forth in Schedule 3.1(e), have each been prepared in good
                            ---------------
faith and utilizing reasonable assumptions. The Borrower does not have any reason to believe such operating forecast and cash flow projections are materially incorrect or misleading in any material respect.

          3.2  No Change.  Since December 31, 1998 (a) there has been no
               ---------
development or event which has had or could reasonably be expected to have a Material Adverse Effect, (b) except as set forth on Schedule 3.2, no dividends
                                                    ------------
or distributions have been declared, paid or made upon the Capital Stock of the Borrower and (c) none of the Capital Stock of the Borrower has been redeemed, retired, purchased or otherwise acquired for value except for the purchase by CTN of the Capital Stock of the Borrower pursuant to the AF Acquisition Agreement.

          3.3  Corporate Existence; Compliance with Law.  The Borrower (a) is
               ----------------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

          3.4  Corporate Power; Authorization; Enforceable Obligations.  Each
               -------------------------------------------------------
Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. The Borrower has appropriate power and authority to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions set forth in this Agreement and in the Notes. Except as set forth on Schedule 3.4, no consent or authorization of, filing with, notice
             ------------
to or other act by or in respect of, any Governmental Authority (including any filing, termination of any notice period or consent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents and the AF Acquisition Documents to which either Parent or any Loan Party is a party. This Agreement has been, and each other Loan Document to which a Loan Party is a party will be, duly executed and delivered on behalf of such Loan Party. This Agreement constitutes, and each other Loan Document to which each Loan Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5  No Legal Bar.  The execution, delivery and performance of the
               ------------
Loan Documents to which a Loan Party is a party, the borrowings by the Borrower hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Loan Party, will not accelerate or result in the acceleration of any payment obligations of such Loan Party and will not result in, or require, the creation or imposition of any Lien on any of the respective properties or revenues of such Loan Party pursuant to any such Requirement of Law or Contractual Obligation other than as contemplated by the Security Documents.

          3.6  No Material Litigation.  Except as set forth on Schedule 3.6, no
               ----------------------                          ------------
litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Loan Party or against any of the respective properties or revenues of the Borrower or any Loan Party (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, (b) with respect to any of the AF Acquisition Documents or
(c) which could reasonably be expected to have a Material Adverse Effect.

          3.7  No Default.  The Borrower is not in default under, or with
               ----------
respect to, any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8  Ownership of Property; Liens.  Except as set forth in Schedule
               ----------------------------                          --------
3.8, the Borrower has good record and marketable title in fee simple to, or a
---
valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property. None of such property is subject to any Lien except as permitted by Section 6.3.
                                                       -----------

          3.9  Intellectual Property.  The Borrower owns, or is licensed to use,
               ---------------------
all trademarks, tradenames, copyrights, technology, know-how, processes, logos and insignia necessary for the conduct of its business as currently conducted except for those which the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property").
                                                 ---------------------
Except as set forth on Schedule 3.9, no claim has been asserted and is pending
                       ------------
by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.10 No Burdensome Restrictions.  No Requirement of Law or Contractual
               --------------------------
Obligation of the Borrower could reasonably be expected to have a Material Adverse Effect.

          3.11 Taxes.  Except as set forth on Schedule 3.11, each of CTN and the
               -----                          -------------
Borrower has filed or caused to be filed all Federal, state, local and foreign income tax returns and all other material tax returns (including information returns) which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any tax, fee or other charge the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of CTN and the Borrower; and no tax Lien has been filed (except for any such Lien permitted under Section 6.3(a)), and, no claim has
                                          ---------------
been or is being asserted against CTN or the Borrower in writing or, to the knowledge of the taxpayer, otherwise, with respect to any such tax, fee or other charge.

          3.12 Federal Regulations.  No part of the proceeds of any Loans will
               -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          3.13 ERISA.  The Borrower does not maintain or contribute to any Plan
               -----
other than those listed on Schedule 3.13.  Except as disclosed in Schedule 3.13,
                           -------------                          -------------
the Borrower does not maintain, contribute to or have any material obligation with respect to, any welfare plan (as defined in Section(3)(1) of ERISA) which provides benefits to employees after termination of employment other than as required by Part 6 of Title I of ERISA or similar state laws regarding continuation of benefits. Except as disclosed on Schedule 3.13, each Plan has
                                                  -------------
complied and is in compliance in all material respects with the applicable provisions of ERISA and the Code. The Borrower has not breached any of the responsibilities, obligations or duties imposed on it by ERISA, the Code, or regulations promulgated thereunder with respect to any Plan, which breach could have a Material Adverse Effect. Neither the Borrower nor any fiduciary of any Plan who is an officer or an employee of the Borrower has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or 4975 of the Code with respect to a Plan which could have a Material Adverse Effect. With respect to any employee benefit plan (as defined in Section 3(3) of ERISA) currently or formerly maintained or contributed to by any Commonly Controlled Entity, no liability exists and no event has occurred which could subject the Borrower to any liability, which liability, in either case, could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 3.13 and except
                                                        -------------
as disclosed pursuant to Section 5.10, the Borrower has not maintained,
                         ------------
contributed to, or had an obligation to contribute to any Multiemployer Plan or any Single Employer Plan, at any time during the six years prior to the date on which this representation is made or deemed made. Except as disclosed on
Schedule 3.13, the Borrower does not have any material obligation to make any
-------------
payment to any employee pursuant to any existing employment contract or arrangement. The Borrower has given to the Agent copies of all the following: each Single Employer Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the Closing Date and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 (including all schedules thereto) filed in respect of each existing

Single Employer Plan; a listing of all the Multiemployer Plans with the aggregate amount of the most recent annual contributions required to be made by the Borrower to each such Multiemployer Plan, the most recent information which has been provided to the Borrower regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made. Except as disclosed in Schedule 3.13,
                                                                 -------------
the Borrower does not have any liability, direct or indirect, contingent or otherwise, under Section 4201 or 4204 or 4212(c) of ERISA which could reasonably be expected to have a Material Adverse Effect. The Borrower does not have any outstanding liability in respect of (i) a failure to make a required contribution or payment to a Multiemployer Plan or (ii) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from such a plan.

          3.14 Holding Company; Investment Company Act; Other Regulations.
               ----------------------------------------------------------
Neither the Borrower nor any Loan Party is a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the Borrower nor any Loan Party is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Loan Party is subject to regulation under any Federal or state statute, regulation, decree or order which limits its ability to incur Indebtedness or conditions such ability upon any act, approval or consent of any Governmental Authority.

          3.15 Purpose of Loans.  The proceeds of the Term Loans shall be used
               ----------------
(a) to finance the AF Acquisition and (b) to pay a portion of the transaction fees and expenses; and the proceeds of the Revolving Credit Loans shall be used
(i) to pay transaction fees and expenses, and (ii) for working capital and general corporate purposes.

          3.16 Environmental Matters.  Except as set forth on Schedule 3.16:
               ---------------------                          -------------

          (a) The facilities and properties owned, leased or operated by the Borrower (the "Properties") do not contain, and have not previously
                    ----------
     contained, to the knowledge of the Borrower, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

          (b) The Properties and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, and to the knowledge of the Borrower there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower (the "Business")
                                                                   --------
     which could materially interfere with the continued operation of any of the Properties or materially impair the fair saleable value thereof.

          (c) The Borrower has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the

     Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from any of the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, to the knowledge of the Borrower, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law to the knowledge of the Borrower.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower is or will be named as a party with respect to any of the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties or the Business.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from any of the Properties, or arising from or related to the operations of the Borrower in connection with any of the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

          3.17 Acquisitions.  Schedule 3.17 sets forth a brief summary of the AF
               ------------   -------------
Acquisition, including all material steps to be taken in connection therewith (including the sources and uses of funds) upon completion of the AF Acquisition.

          3.18 Capitalization of Borrower.  As of the Closing Date, the
               --------------------------
authorized Capital Stock of the Borrower consists of 200 shares of common stock of which 100 are issued and outstanding. All the issued and outstanding shares of Capital Stock of the Borrower are owned beneficially and of record by CTN free and clear of Liens, options or rights of others except as provided in the CTN Pledge Agreement. There are no outstanding subscriptions, options, warrants, calls, puts, rights (including preemptive rights) or any other agreements or commitments of any nature with respect to such Capital Stock of the Borrower. No Person has or will have any preemptive rights to subscribe for any additional Capital Stock of the Borrower.

          3.19 Subsidiaries.  (a)  The Borrower does not have any Subsidiaries.
               ------------

          (b)  CTN is the only Subsidiary of UC Holdings.

          (c) WSP owns at least 75% of the Fully Diluted Outstanding Capital Stock of UC Holdings.

          3.20 Insurance.  All policies of insurance of any kind or nature
               ---------
maintained by or issued to the Borrower, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, worker's compensation, employee health and welfare, title, property and liability insurance, are in full force and effect in all material respects and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of similar size and character.

          3.21 AF Acquisition Documents.  (a)  The Borrower has delivered to the
               ------------------------
Lenders and the Agent true, complete and correct copies of each of the AF Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been consented to by the Lenders and no consent or waiver has been granted by either Parent or the Borrower thereunder, and none of such documents and agreements shall hereafter be amended or supplemented, or any provision thereof waived, except in accordance with Section 6.16. Each of such AF Acquisition Documents
                          ------------
has been duly executed and delivered by CTN, the Borrower and each other party thereto and is a legal, valid and binding obligation of CTN, the Borrower and each other party thereto, as the case may be, enforceable in accordance with its terms.

          (b) The representations and warranties of each Parent, the Borrower and each other party to the AF Acquisition Documents are true and correct in all material respects on the Closing Date, as if made on and as of such date (disregarding, for purposes of this Agreement, any references in such representations to the phrase "to the Seller's knowledge" and "by which we are aware" (or words of similar import)) except where the failure of such representation and warranty could not (to the extent not otherwise qualified by material adverse effect) reasonably be expected to have a Material Adverse Effect. Such representations and warranties, together with the definitions of all defined terms used therein, are by this reference deemed incorporated herein mutatis mutandis, and each Lender is entitled to rely on the accuracy of such
------- --------
representations and warranties.

          (c) Each party to the AF Acquisition Documents has complied in all material respects with all terms and provisions contained therein on its part to be observed and the AF Acquisition has been duly consummated in accordance with the terms of the AF Acquisition Documents.

          3.22 Security Documents.  (a)  Each Security Agreement creates in
               ------------------
favor of the Agent, for the benefit of the Lenders, a valid and perfected first priority security interest in all right, title and interest of the Loan Party which is party thereto in the collateral described therein, and all filings and other actions necessary or desirable to perfect and protect such security interests have been duly taken or shall be duly taken promptly after the Closing Date. The Loan Parties are the legal and beneficial owners of the collateral described in the Security Agreements free and clear of any Lien, except for Liens created under the Loan Documents or permitted under Section 6.3.
                                                          -----------

          (b) The CTN Pledge Agreement is effective to create in favor of the Agent, for the benefit of the Lenders, a valid and perfected first priority security interest in the Pledged Stock described therein and the proceeds thereof and, when stock certificates representing such Pledged Stock have been delivered to the Agent, such CTN Pledge Agreement shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of CTN thereto in the Pledged Stock and the proceeds thereof described therein subject to continuous possession of the pledged securities by the Agent.

          3.23 Accuracy and Completeness of Information.  All information,
               ----------------------------------------
reports and other papers and data (other than projections) with respect to either Parent or the Borrower (in each case, prior to and after giving effect to the AF Acquisition), taken as a whole, furnished to the Lenders by such Parent, the Borrower, or on behalf of such Parent, the Borrower, were, at the time furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Lenders a true and accurate knowledge of the subject matter in all material respects. All projections with respect to either Parent or the Borrower, furnished by either Parent or the Borrower, were prepared and presented in good faith by such Parent and the Borrower based upon facts and assumptions that such Parent and the Borrower believe to be reasonable in light of current and foreseeable conditions. No document furnished or statement made in writing to the Lenders by or on behalf of Parents or the Borrower in connection with the negotiation, preparation or execution of this Agreement contains any untrue statement of a material fact, or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders. There is no fact known to either Parent or the Borrower which has, or could reasonably be expected to have, a Material Adverse Effect.

          3.24 Labor Matters.  The Borrower is not a party to any collective
               -------------
bargaining agreements. There are no strikes, lockouts or other labor disputes pending or threatened against the Borrower which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Requirement of Law, except to the extent such violations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All material payments due from the Borrower on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower.

          3.25 Leaseholds, Permits, etc.  Each of the Borrower possesses or has
               ------------------------
the right to use, all leaseholds, easements, franchises and permits and all authorizations and other rights which are material to and necessary for the conduct of its business. Except for such noncompliance with the foregoing which could not reasonably be expected to have a Material Adverse Effect, all the foregoing are in full force and effect, and the Borrower is in substantial compliance with the foregoing without any known conflict with the valid rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such leasehold, easement, franchise, license or other right, which termination or revocation, considered as a whole, could reasonably be expected to have a Material Adverse Effect.

          3.26 Solvency.  After giving effect to the AF Acquisition and to the
               --------
borrowings hereunder to be made on the Closing Date or such other date as Loans requested hereunder are made, each Loan Party is Solvent.

          3.27 Year 2000 Compliance.  (a)  Except as set forth on Schedule 3.27,
               --------------------                               -------------
the computer systems of the Borrower (including without limitation all software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment) are Year 2000 Compliant, except to the extent that the failure of any such computer systems to be Year 2000 Compliant will not have a Material Adverse Effect.

          (b)  Except as set forth on Schedule 3.27, the computer systems of the
                                      -------------
Borrower have the ability to properly interface and will continue to properly interface with internal and external applications and systems of third parties with whom the Borrower and its subsidiaries exchange data electronically (including without limitation customers, clients, suppliers, service providers, subcontractors, processors, converters, shippers, warehousemen, outsourcers, data processors, regulatory agencies and banks) whether or not they have become Year 2000 Compliant.

          (c)  Except as set forth on Schedule 3.27, to the knowledge of the
                                      -------------
Borrower the software of all such third parties is Year 2000 Compliant.


                       ARTICLE 4.  CONDITIONS PRECEDENT

          4.1  Conditions to Initial Loans.  The agreement of each Lender to
               ---------------------------
make the Loan requested to be made or maintained by it on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making or maintaining of such Loan on the Closing Date, of the following conditions precedent:

          (a)  Loan Documents. The Agent shall have received (i) this Agreement,
               --------------
     executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) for the account of each Lender, a Revolving Credit Note and Term Note conforming to the requirements hereof each executed by a duly authorized officer of the Borrower, (iii) the CTN Pledge Agreement, executed and delivered by an authorized officer of CTN, with a counterpart or a conformed copy for each Lender, (iv) the Borrower Security Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart or a conformed copy for each Lender, (v) the Borrower Intellectual Property Security Agreement, executed by a duly authorized officer of the Borrower, and (vi) the Corporate Guarantees, each executed by a duly authorized officer of the Loan Party thereto. The Agent shall have received the Fee Letter, executed and delivered to the Agent by a duly authorized officer of the Borrower.

          (b)  Corporate Proceedings of the Borrower.  The Agent shall have
               -------------------------------------
     received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the execution, delivery and performance of the AF Acquisition Documents to which it is a party and all closing documents delivered in connection therewith, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent.

          (c)  Borrower Incumbency Certificates.  The Agent shall have received,
               --------------------------------
     with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document, any AF Acquisition Document and any related documents, satisfactory in form and substance to the Agent, executed by the Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (d)  Corporate Proceedings of the Parents.  The Agent shall have
               ------------------------------------
     received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors (or managing member, as applicable) of each Parent authorizing the execution, delivery and performance of the applicable Parent Guarantee and the other Loan Documents to which it is a party and all closing documents delivered in connection therewith, certified by the Secretary or an Assistant Secretary (or managing member, as applicable) of such Parent, as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent.

          (e)  Parent Incumbency Certificates.  The Agent shall have received,
               ------------------------------
     with a counterpart for each Lender, a certificate of each Parent, dated the Closing Date, as to the incumbency and signature of the officers or members of such Parent executing any Loan Documents and any related documents satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or an Assistant Secretary of such Parent.

          (f)  Corporate Proceedings of WSP II and WSP Dutch.  The Agent shall
               ---------------------------------------------
     have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors (or the general partner) of each of WSP II and WSP Dutch authorizing the execution, delivery and performance of the WSP Guarantee and the other Loan Documents to which it is a party and all closing documents delivered in connection therewith, certified by the Secretary or an Assistant Secretary (or the general partner) of each of WSP II and WSP Dutch, as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent.

          (g)  WSP Incumbency Certificates.  The Agent shall have received, with
               ---------------------------
     a counterpart for each Lender, a certificate of WSP, dated the Closing Date, as to the incumbency and signature of the officers or general partner of WSP executing any Loan Documents and any related documents satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or an Assistant Secretary (or the general partner)of WSP.

          (h)  Organizational Documents.  The Agent shall have received, with a
               ------------------------
     counterpart for each Lender, true and complete copies of the constituent documents of each Parent, the Borrower and each other Loan Party (including, in the case of any Loan Party that is a limited partnership or limited liability company, such Loan Party's limited partnership agreement or operating agreement, respectively), certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Parent, the Borrower or such Loan Party, as the case may be.

          (i)  Consents, Licenses and Approvals.  The Agent shall have received,
               --------------------------------
     with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in Schedule 3.4 with respect to the Borrower, and (ii)
                            ------------
     stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Agent.

          (j)  Closing Fees and Expenses. The Agent shall have received the fees
               -------------------------
     to be received on the Closing Date referred to in the Fee Letter and the reimbursement of all costs and expenses (including the fees and expenses of counsel to the Agent to the extent billed to such date).

          (k)  Legal Opinions. The Agent shall have received, with a counterpart
               --------------
     for each Lender, the executed legal opinions of counsel to the Parents, the Borrower and WSP II and WSP Dutch, substantially in the forms of Exhibits
                                                                      --------
     J-1, J-2, and J-3, respectively, and covering such other matters incident
     ---  ---      ---
     to the transactions contemplated by this Agreement as the Agent may reasonably require.

          (l)  AF Acquisition Documents; Certificate.  The Agent shall have
               -------------------------------------
     received, with copies for each Lender, true and correct copies of each of the AF Acquisition Documents including all schedules and exhibits thereto and side letters affecting the terms thereof or otherwise delivered in connection therewith together with all closing documents, opinions and certificates executed in connection therewith, which shall all be in full force and effect. The AF Acquisition Documents shall not have been amended, supplemented or otherwise modified since the date thereof, except as may have been consented to in writing by the Lenders. The AF Acquisition Documents shall be accompanied by a certificate, dated the Closing Date, of a Responsible Officer of each of

     CTN and the Borrower to such effect. The transactions described in the AF Acquisition Documents shall have been consummated strictly in accordance with the terms and provisions thereof and each of CTN, the Borrower and each other party to the AF Acquisition Documents shall be in compliance with all the terms of the AF Acquisition Documents to which it is a party and the Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of each of CTN and the Borrower certifying that the only condition to the consummation of the AF Acquisition remaining to be satisfied under the AF Acquisition Documents (which condition shall be satisfied substantially simultaneously with the making of the Loans) is the delivery of funds sufficient to pay the consideration under the AF Acquisition Documents.

          (m)  Opinions Relating to AF Acquisition Documents.  The Agent shall
               ---------------------------------------------
     have received, with a counterpart for each Lender, a copy of the legal opinion referred to in Sections 5.1(g) and 5.2(f) of the AF Acquisition
                            ---------------     ------
     Agreement (together, if such opinion does not permit the Agent and the Lenders to rely thereon, with a letter from counsel rendering such opinion permitting the Agent and the Lenders to rely thereon as if such opinion were addressed to the Agent and the Lenders directly) with such additional opinions covering such other matters as the Agent may reasonably require.

          (n)  Corporate and Legal Structure.  The Lenders shall be satisfied
               -----------------------------
     with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries, including the terms and conditions of the charter, bylaws, operating agreement, limited partnership agreement and each class of Capital Stock of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

          (o)  Closing Certificate.  The Agent shall have received, with a
               -------------------
     counterpart for each Lender, a closing certificate of the Parents and the Borrower substantially in the form of Exhibit K, dated the Closing Date.
                                           ---------

          (p)  Pledged Stock; Stock Powers.  The Agent shall have received
               ---------------------------
     certificates representing the Pledged Stock pursuant to the CTN Pledge Agreement, together with an undated stock power executed in blank for each such certificate and an acknowledgment of and consent to such Pledge Agreement by the Borrower.

          (q)  Filings, Registrations and Recordings. All filings, registrations
               -------------------------------------
     and recordings listed in Schedule 4.1(q) shall have been properly filed,
                              ---------------
     registered or recorded in each jurisdiction listed in Schedule 4.1(q).  Any
                                                           ---------------
     documents (including, without limitation, financing statements) required to be filed under any of the Security Documents in order to create, in favor of the Agent, a perfected security interest in the collateral thereunder shall be in proper form to be filed and shall be duly and properly filed in each office in each jurisdiction listed in the applicable Security Document promptly after the Closing Date, and such filings are the only ones required in order to create in favor of the Agent, for the benefit of the Lenders, a perfected Lien on the respective collateral described therein in the jurisdictions listed on Schedule 4.1(q). The Agent shall have
                                 ---------------
     received evidence reasonably satisfactory to it of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

          (r)  Insurance. The Agent shall have received evidence satisfactory to
               ---------
     it of the existence of the insurance required hereunder and pursuant to the Security Documents and the Agent, for the benefit of the Lenders, shall have been named as loss payee under each insurance policy maintained by the Borrower (other than, in each case, worker's compensation, public liability, employee benefits and welfare insurance).

          (s)  Sources and Uses; Equity Investment.  The Agent shall have
               -----------------------------------
     received, with a copy for each Lender, a schedule of sources and uses substantially in the form of Schedule 4.1(s), setting forth the application
                                  ---------------
     of the proceeds of the Loans made on the Closing Date and the other amounts received or paid in connection with the AF Acquisition and the financing thereof, such schedule to be certified by a Responsible Officer of each of the Parents and the Borrower.

          (t)  CTN Equity Proceeds.  UC Holdings shall have received not less
               -------------------
     than $15,000,000 cash equity from WSP and contributed such equity to CTN. CTN shall have received such cash equity from UC Holdings and shall have utilized such equity to effect the AF Acquisition.

          (u)  Financial Information.  The Agent shall have received, with a
               ---------------------
     counterpart for each Lender, a copy of each of the financial statements referred to in Section 3.1 of this Agreement, Section 7(j) of each of the
                    -----------                    ------------
     Parent Guarantees and Section 7(i) of the WSP Guarantee, in each case in
                           ------------
     form and substance satisfactory to the Agent and the Lenders.

          (v)  Payoff Letters.  The Agent shall have received signed payoff
               --------------
     letters from each Person who on the Closing Date is a lender or other creditor to the Borrower evidencing that any Indebtedness of such Borrower to such lender or other creditor has been repaid in full and all obligations terminated and liens released.

          (w)  Lien Searches.  The Agent shall have received (i) lien searches
               -------------
     with respect to the assets of the Borrower under such names and in such jurisdictions as the Agent shall have requested and the results of such lien searches shall be satisfactory to the Agent and (ii) without limiting the foregoing, delivery to the Agent of duly executed termination statements on form UCC-3 requested by the Agent, and the taking by the Borrower of any other actions necessary or, in the opinion of the Agent, desirable to terminate any existing liens created with respect to the assets acquired pursuant to the AF Acquisition Documents.

          (x)  Solvency Certificate.  The Agent shall have received, with a
               --------------------
     counterpart for each Lender, (i) a certificate from a Responsible Officer of each of the Parents and the Borrower in form and substance satisfactory to the Agent and (ii) a letter from a

     Responsible Officer of each of WSP II and WSP Dutch in form and substance satisfactory to the Agent, in each case to the effect that such Loan Party is, Solvent.

          (y)  No Material Adverse Effect.  Since December 31, 1998, no Material
               --------------------------
     Adverse Effect shall have occurred.

          (z)  LaSalle Bank Waiver. The Agent shall have received, with a copy
               -------------------
     for each Lender, a waiver to the CTN Credit Agreement, duly executed by the parties thereto, in form and substance satisfactory to the Agent, certified by the Borrower.

          (aa) Management Agreement.  The Agent shall have received, with a copy
               --------------------
     for each Lender, the Management Agreement, duly executed by the Borrower and CTN in form and substance satisfactory to the Agent.

          4.2  Conditions to Each Loan.  The agreement of each Lender to make
               -----------------------
any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by each Parent, the Borrower and each other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date other than such date, in which case as of such specific date).

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (c)  Additional Matters.  All corporate and other proceedings, and all
               ------------------
     documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the AF Acquisition Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents, instruments and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.
                  -----------

                       ARTICLE 5.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any Obligation is owing to any Lender or the Agent hereunder, the Borrower shall:

          5.1  Financial Statements.  Furnish to each Lender:
               --------------------

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the balance sheet of the Borrower as at the end of such year and the related statements of income, shareholders and members equity and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, together with a consolidating balance sheet and consolidating statements of income and cash flows of the Borrower, reviewed by PricewaterhouseCoopers LLP or such other independent certified public accountants;

          (b) as soon as available, but in any event not later than 45 days after the end of each quarterly period of the Borrower, the unaudited balance sheet of the Borrower as at the end of such quarter and the related unaudited statements of income and cash flows of the Borrower for such quarter and the portion of the fiscal year through the end of such quarter and setting forth in each case in comparative form the figures from the budget for such fiscal year furnished to the Lenders pursuant to Section
                                                                      -------
     5.2(d) and the actual figures for the corresponding date or period in the
     ------
     previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

          (c) as soon as available, but in any event not later than 30 days after the end of each calendar month of the Borrower, the regularly prepared unaudited income statements of the Borrower as at the end of such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the comparable period from the budget for such fiscal year furnished to the Lenders pursuant to Section 5.2(d) and the actual figures for the
                         --------------
     corresponding date or period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

          (d) as soon as available, but in any event by November 30, 1999, a copy of the balance sheet of the Borrower as at the end of each of December 31, 1997 and December 31, 1998 and the related statements of income, shareholders and members equity and cash flows for each such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by

     PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, together with a consolidating balance sheet and consolidating statements of income and cash flows of the Borrower, reviewed by PricewaterhouseCoopers LLP or such other independent certified public accountants; and

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and except for year-end adjustments and the absence of footnotes on quarterly and monthly financial statements).

          5.2  Certificates; Other Information.  Furnish to each Lender:
               -------------------------------

          (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified
                    --------------
     public accountants reporting on such financial statements stating that, in accordance with then current standards promulgated by the American Institute of Certified Public Accountants, in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Section 5.1(a), Section 5.1(b) and Section 5.1(c), a
                    --------------  --------------     --------------
     certificate of a Responsible Officer of the Borrower stating that, to the best knowledge of such Responsible Officer, during the period covered by such financial statements, the Borrower during such period has observed or performed all its covenants and other agreements, and satisfied every condition, contained in this Agreement and in each other Loan Document to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except, in each case, as specified in such certificate;

          (c) concurrently with the delivery of the financial statements referred to in Section 5.1(b), a certificate of a Responsible Officer of
                    --------------
     the Borrower, substantially in the form of Exhibit L (the "Compliance
                                                ---------       ----------
     Certificate"), showing (i) compliance by the Borrower with the applicable
     -----------
     covenants contained in Section 5.9, Section 6.1 and Section 6.8, (ii) to
                            -----------  -----------     -----------
     the extent not otherwise required to be delivered pursuant to Section 5.1
                                                                   -----------
     and Section 5.2, and computation of the Leverage Ratio for such period for
         -----------
     purposes of determining the Applicable Margin, the Availability Amount and covenant compliance;

          (d) not later than 30 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower for the succeeding fiscal year set forth on a monthly basis, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practices and that such Responsible Officer has no reason to believe that such projections are incorrect or misleading in any material respect and shall in any event include a description of all proposed Capital Expenditures of the Borrower or for such succeeding fiscal year;

          (e) within ten days after the same are sent, copies of all financial statements and reports which the Borrower generally sends to its shareholders, and within ten days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (f) promptly upon receipt thereof, copies of all substantive management letters and other substantive material reports which are submitted to the Borrower by its independent accountants in connection with any annual or interim audit of the books of the Borrower made by such accountants;

          (g) within 30 days after the end of each fiscal year, a report setting forth the 10 largest advertising placement customers of the Borrower for the prior 12 months and providing such other information with respect to such customers and advertising placement revenue for the Borrower as the Agent may reasonably request;

          (h) within 10 Business Days after entering into any collective bargaining agreement, a Schedule 3.24 setting forth a description of such
                             -------------
     agreement; and

          (i) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          5.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

          5.4  Maintenance of Existence.  Renew and keep in full force and
               ------------------------
effect its corporate existence (except for any dissolution permitted under
Section 6.5), take all reasonable action to maintain all rights, privileges and
-----------
franchises necessary or desirable in the normal conduct of its business except to the extent such failure to maintain could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and comply, in all material respects, with all Contractual Obligations and Requirements of Law.

          5.5  Maintenance of Property; Insurance.  Keep all material property
               ----------------------------------
useful and necessary in its business in good working order and condition, maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, libel, business interruption and storm damage) as are usually insured against in the same general area by companies engaged in the same or a similar business and name the Agent, for the benefit of the Lenders, as loss payee under each such policy (other than worker's compensation, public liability, employee benefits and welfare insurance), and furnish to each Lender, upon request, full information as to the insurance carried including certified copies of policies and certificates of insurance from the Borrower's insurance broker, who shall be reasonably acceptable to the Required Lenders. If the Borrower receives any Net Insurance Proceeds (other than workmen's compensation, public liability, employee benefits and welfare insurance) the Borrower shall promptly, and, in any event, within three Business Days after receipt thereof, deliver such Net Insurance Proceeds to the Agent for application in accordance with Section
                                                                   -------
2.9(d).
------

          5.6  Inspection of Property; Books and Records; Discussions.  Keep
               ------------------------------------------------------
proper books of records and account, in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit after reasonable prior written notice (provided no notice shall be required if an Event of Default then exists) representatives of the Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with its independent certified public accountants.

          5.7  Notices.  Promptly after the Borrower knows or has reason to know
               -------
thereof, and, in any event, within 5 days thereof with respect to any notice under clause (a) or 10 days with respect to any other notice under this Section, give notice to the Agent and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation with an original term of 12 months or more of the Borrower, or
     (ii) litigation, investigation or proceeding involving an amount in excess of $250,000 which may exist at any time between the Borrower and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower in which the amount involved is $250,000 or more and is not covered by insurance or in which injunctive or similar relief is sought;

          (d) any material labor dispute to which the Borrower may become a party and which involves any group of employees, any strikes or walkouts relating to any of its plants or facilities and the expiration or termination of any labor contract to which the Borrower is a party or by which the Borrower is bound; and

          (e) any other development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Loan Parties propose to take with respect thereto.

          5.8  Environmental Laws.  (a)  Comply in all material respects, and
               ------------------
ensure compliance in all material respects by all tenants and subtenants, if any, with all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case, to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

          (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

          5.9  Interest Rate Protection.  If the Eurodollar Base Rate for three-
               ------------------------
month loans exceeds 6.5% for five consecutive Business Days, then within 30 days after such fifth Business Day, enter into and maintain one or more Hedging Agreements in an aggregate notional principal amount not less than 40% of the aggregate outstanding amount of Funded Debt of the Borrower consisting of Loans;

provided that no Hedging Agreement other than a Hedging Agreement with the Agent
--------
or any Lender or Affiliate thereof shall create a Lien on, or be secured by, the assets of the Borrower.

          5.10 ERISA.  (a)  Establish, maintain and operate all Plans to comply
               -----
in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans;

          (b) Within ten Business Days after receipt by the Borrower of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, and promptly following the request of the Agent for any favorable determination letters, provide the Agent and the Lenders with copies of each such letter;

          (c) Within ten Business Days after the filing thereof, provide Agent and the Lenders with copies of any annual report (IRS Form 5500 series) with respect to a Single Employer Plan, including Schedule B thereto;

          (d) Within ten Business Days after the Borrower knows or has reason to know that a non-exempted prohibited transaction (defined in Sections 406 of ERISA and 4975 of the Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower, as applicable, has taken, is taking or proposes to take with respect thereto;

          (e) Within ten Business Days after the filing thereof, provide the Agent and the Lender with copies of each actuarial report for any Single Employer Plan and each actuarial report and annual report received from any Multiemployer Plan;

          (f) Within ten Business Days prior to the occurrence thereof, notification of any material increase in the benefits of any existing Single Employer Plan or the establishment by the Borrower of any new Single Employer Plan or any Multiemployer Plan or the commencement of contributions by the Borrower to any Single Employer Plan or any Multiemployer Plan to which the Borrower was not previously contributing and, upon such notification, if necessary, the Agent shall modify the representations and warranties set forth in Section 3.13 to reflect the matters contained in such notice in a manner
   ------------
reasonably acceptable to the Agent;

          (g) Within ten Business Days after the Borrower or any Commonly Controlled Entity knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Benefit Plan or Multiemployer Plan, a failure to make any required contribution to a Benefit Plan or Multiemployer Plan, the creation of any Lien in favor of the PBGC or a Benefit Plan or Multiemployer Plan or any withdrawal from, or the receipt of notice with respect to the termination, Reorganization or Insolvency of, any Multiemployer Plan or
(ii) the institution of proceedings or the receipt of notice from the PBGC or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Benefit Plan or Multiemployer Plan; and

          (h) Concurrently with each delivery of the financial statement referred to in Section 5.1(a) and Section 5.1(b), if there is any material
               --------------     --------------
change in the number of employees of the Borrower as to whom the Borrower is required to make contributions to a Multiemployer Plan, provide notice to the Agent of such new number and the change in the aggregate contribution made by the Borrower to such Plan.

          5.11 Tax-Sharing Agreement.  In the event that the affiliated group of
               ---------------------
which CTN is the common parent for Federal income tax purposes (the "CTN Group") shall include any Person other than the Borrower, the members of the CTN Group shall enter into a tax-sharing agreement, in form and substance acceptable to the Agent, that provides for the payment by such members of their allocable shares of the CTN Group's Federal income tax liability. Such tax-sharing agreement shall be amended from time to time as may be necessary to include all members that join the CTN Group. In addition, to the extent that CTN and Borrower are members of a consolidated, combined or unitary group for state income tax purposes that includes any Person other than CTN and the Borrower, the members of such group shall enter into a similar tax-sharing agreement with respect to state income taxes, in form and substance acceptable to the Agent, such agreement to be amended from time to time as may be necessary to include all members that join such group.

          5.12 Post-Closing Actions.  On before 10 days after the Closing Date,
               --------------------
pay, discharge or otherwise satisfy all tax obligations of the Borrower in connection with the tax liens referenced in Schedule 3.11, and deliver to to the
                                            -------------
Agent a receipt or other written acknowledgement of such payment and evidence of termination of the liens imposed in connection therewith.

          5.13 Further Assurances.  From time to time hereafter, execute and
               ------------------
deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Agent or the Lenders may reasonably request, for the purposes of implementing or effectuating the Loan Documents, or of more fully perfecting, preserving or renewing the rights of the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereby or with respect to any other property or assets hereafter acquired by the Borrower which may be deemed to be part of the Collateral) pursuant hereto or thereto.


                        ARTICLE 6.  NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any Obligation is owing to any Lender or the Agent hereunder, the Borrower shall not:

          6.1  Financial Condition Covenants.
               -----------------------------

          (a)  Interest Coverage.  On the last day of any fiscal quarter of the
               -----------------
Borrower, commencing with the fiscal quarter ending on December 31, 1999, ending during any period set forth below, permit the Interest Coverage Ratio for the four fiscal quarter period ending on the last day of such fiscal quarter to be less than the ratio set forth opposite such period:

                    Period                             Interest Coverage Ratio
     Closing Date through March 31, 2000                    2.00 to 1.00

     April 1, 2000 through September 30, 2000               2.25 to 1.00
     October 1, 2000 through December 31, 2000              2.50 to 1.00
     January 1, 2001 and thereafter                         3.00 to 1.00

          (b)  Fixed Charge Ratio. On the last day of each fiscal quarter of the
               ------------------
Borrower, commencing with the fiscal quarter ending on September 30, 2000, permit the Fixed Charge Ratio for the four fiscal quarter period ending on the last day of such fiscal quarter to be less than 1.10 to 1.0.

          (c)  Leverage Ratio.  Permit the Leverage Ratio during any period to
               --------------
exceed the ratio set forth opposite such period below:

                    Period                                 Leverage Ratio
     January 1, 2000 through June 30, 2000                  4.75 to 1.00
     July 1, 2000 through September 31, 2000                4.50 to 1.00
     October 1, 2000 through December 31, 2000              4.00 to 1.00
     January 1, 2001 through June 30, 2001                  3.50 to 1.00
     July 1, 2001 through December 31, 2001                 3.00 to 1.00
     January 1, 2002 through September 30, 2002             2.50 to 1.00
     October 1, 2002 and thereafter                         2.00 to 1.00

provided that if the Leverage Ratio is less than 3.25 to 1.00 and the Borrower
--------
shall request that the Corporate Guarantees be released, the applicable Leverage Ratio shall not exceed 3.25 to 1.00 from the date of such release until July 1, 2001, at which time the Leverage Ratio set forth above for such period and for subsequent periods shall apply.

          (d)  Minimum Operating Cash Flow.  On the last day of each fiscal
               ---------------------------
quarter of the Borrower, commencing with the fiscal quarter ending on September 30, 1999, permit the Operating Cash Flow for the twelve-month period ending on the last day of such fiscal quarter to be less than the amount set forth opposite such period:

                                                 Minimum Operating
               Period                                Cash Flow
               ------                            -----------------
          September 30, 1999                         $2,700,000
          December 31, 1999                           2,900,000

          6.2  Limitation on Indebtedness. Create, incur, assume or suffer to
               --------------------------
exist any Indebtedness, or enter into any agreement or binding commitment to create, incur, assume or suffer any Indebtedness, except:

          (a) Indebtedness under this Agreement, the other Loan Documents or under any Hedging Agreement; and

          (b) Indebtedness of the Borrower (including Financing Leases) incurred to finance the purchase price of equipment, fixtures and other similar property of the Borrower in a principal amount not to exceed $400,000 in any fiscal year and $1,500,000 in the aggregate.

          6.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) inchoate Liens for taxes, assessments or governmental charges or levies or Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are
                  --------
     maintained on the books of the Borrower, as the case may be, in conformity with GAAP;

          (b) statutory Liens of carriers', warehousemens', mechanics', materialmens', repairmens' or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; deposits securing liability to insurance carriers under insurance or self-insurance arrangements; and deposits to secure true leases in the ordinary course;

          (d) (i) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and landlords' Liens which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and (ii) to the extent not covered by clause (i);

          (e)  Liens securing Indebtedness permitted under Section 6.2(b)
                                                           --------------
     (including financing statements filed in connection with Financing Leases permitted under Section 6.2(b)); provided that such Liens shall extend only
                     --------------   --------
     to the equipment, fixtures and other similar property so financed (and improvements or attachments thereto) and the proceeds thereof;

          (f) any attachment or judgment Lien not constituting an Event of Default under Section 7.1 (i);
                   ---------------

          (g) the interest of any lessor or licensor under any true lease or license to which the Borrower is permitted to be party under this Agreement;

          (h)  Liens created pursuant to the Security Documents; and

          (i) Liens arising from filing UCC financing statements for precautionary purposes relating solely to true leases of personal property that are permitted under this Agreement and under which the Borrower is a lessee.

          6.4  Limitation on Guarantee Obligations.  Create, incur, assume or
               -----------------------------------
suffer to exist any Guarantee Obligation.

          6.5  Limitation on Fundamental Changes.  Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its property, business or assets, or make any material change in its present method of conducting business (it being understood that nothing contained herein shall limit the ability of the Borrower to make changes in management personnel).

          6.6  Limitation on Sale of Assets.  Convey, sell, lease, assign,
               ----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, any Capital Stock, receivables and fee or leasehold interests), whether now owned or hereafter acquired, or issue any Capital Stock, in one transaction or a series of transactions to any Person, except:

          (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

          (b) the sale or discount without recourse of Accounts arising in the ordinary course of business in connection with the compromise or collection thereof;

          (c) the sale of assets the Net Disposition Proceeds of which, in the aggregate, shall not exceed $250,000, provided that such Net Disposition
                                           --------
     Proceeds are applied in accordance with Section 2.9(c);
                                             --------------

          (d) the trade, exchange or other disposition of equipment for fair market value; provided that the proceeds thereof shall be applied to
                   --------
     replacement equipment having a value and utility at least equal to such replaced equipment, in the ordinary course of business;

          (e)  the sale or other disposition of assets in accordance with
     Section 6.5;
     -----------

          (f) the sale of advertising or services in the ordinary course of business; and

          (g) the issuance of Capital Stock of the Borrower to the extent of the direct or indirect equity contribution(s) to the Borrower by WSP, UC Holdings or CTN, which contribution(s) shall be used to make optional prepayments of principal of the Loans, and which prepayments shall be applied, at the election of the Borrower, to any scheduled installments of principal of the Term Loans or to the Revolving Credit Loans (with a concomitant reduction in the Revolving Credit Commitments); provided that any such Capital Stock shall be pledged to the
                   --------
     Agent, for the benefit of the Lenders, pursuant to a Pledge Agreement.

          6.7  Limitation on Dividends and other Restricted Payments.  (a)
               -----------------------------------------------------
Declare or pay any dividend on or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower other than

               (i) dividends payable solely in the common stock of the Borrower;

               (ii) distributions to CTN in respect of income taxes in an amount equal to the lesser of (x) income taxes that would be owed by the Borrower if it filed on a stand-alone basis (i.e., if it were not consolidated with CTN) and (y) the income taxes owed by the Borrower on a consolidated, combined or unitary basis after giving effect to any tax sharing arrangements required to be in place under Section 5.11;
                                                        ------------

               (iii) distributions to CTN in reimbursement of actual out-of-pocket expenditures on behalf of the Borrower for insurance, employee benefits and accounting services;

               (iv)  distributions to CTN permitted under Section 6.17.
                                                          ------------

          (b) Cancel any material claim or debt or amend or modify the terms thereof, except in the ordinary course of its business, or voluntarily prepay, redeem, purchase, repurchase, defease or retire any long-term Indebtedness (other than the Obligations).

          6.8  Limitation on Capital Expenditures.  Make or commit to make (by
               ----------------------------------
way of the acquisition of securities or assets of a Person or otherwise) any Capital Expenditures (a) from the Closing Date through September 30, 2000, in an amount exceeding in the aggregate $400,000 and (b) thereafter, in an amount which after giving effect thereto would cause the Fixed Charge Ratio to be less than 1.10 to 1.00.

          6.9  Limitation on Investments, Loans and Advances.  Make any advance,
               ---------------------------------------------
loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities or Capital Stock of or any assets constituting a business unit of, or make any other investment in, any Person, except:

          (a) any extension of trade credit in the ordinary course of business and investments in customer accounts or notes receivable for inventory sold or services rendered in the ordinary course of business and consistent with past practice;

          (b)  any investment in Cash Equivalents;

          (c)  Capital Expenditures permitted under Section 6.8;
                                                    -----------

          (d) investments received in connection with the bankruptcy of suppliers and customers or received pursuant to a plan of reorganization of any supplier or customer, in each case, in settlement of delinquent obligations or disputes with such suppliers or customers;

          (e) any Hedging Agreement that the Borrower is required to enter into pursuant to Section 5.9;
                 -----------

          (f)  deposits permitted under Section 6.3(c);
                                        --------------

          (g)  the AF Acquisition; and

          (h) Guarantee Obligations, loans and other extensions of credit permitted by Section 6.2(c).
                  --------------

          6.10 Limitation on Transactions with Affiliates.  Enter into any
               ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than a Loan Party) unless such transaction is (a) (i) otherwise not prohibited under this Agreement, (ii) in the ordinary course of the Borrower's business and (iii) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or (b) pursuant to the Management Agreement.

          6.11 Limitation on Sales and Leasebacks.  Enter into any arrangement
               ----------------------------------
with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower.

          6.12 Limitation on Changes in Fiscal Year.  Permit the fiscal year of
               ------------------------------------
the Borrower to end on a day other than December 31.

          6.13 Limitation on Negative Pledge Clauses.  Enter into with any
               -------------------------------------
Person any agreement, other than (a) this Agreement and the other Loan Documents, (b) customary provisions in true leases that the Borrower is permitted to enter under this Agreement limiting assignment or subleasing or (c) any Lien permitted under or Financing Leases permitted by this

Agreement (in which case, any prohibition or limitation shall be effective only against the assets financed thereby), which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          6.14 Limitation on Lines of Business.  Enter into any business, except
               -------------------------------
for the placement of advertising targeting military personnel and their dependents, college students, minority and senior citizens, other promotional activities focused on these markets and any business substantially related to any of the foregoing.

          6.15 New Subsidiaries.  Create or permit to exist any Subsidiary.
               ----------------

          6.16 Amendments to Material Agreements.  Enter into or consent to any
               ---------------------------------
amendment of or waive any rights under any AF Acquisition Document, the Management Agreement or Material Agreement which restricts or diminishes in any material respects any right or benefit enjoyed with respect to any of the foregoing by the Borrower, the Agent or the Lenders or which would adversely affect the rights of the Agent and the Lenders under the Loan Documents or the Liens of the Agent and the Lenders created thereby; provided that nothing
                                                    --------
contained herein shall restrict the ability of the Borrower to terminate any Material Agreement which is within 45 days of such termination replaced by an agreement which is substantially equivalent in all material respects or, in the case of goods or services provided to the Borrower, the Borrower elects to perform such services or provide such goods and, if requested by the Agent, demonstrates that it has the capabilities to perform such services or provide such goods on a level substantially equivalent to that of the terminated service provider or goods producer.

          6.17 Management Fees.  Make payment in respect of, or accrue,
               ---------------
management fees at any time other than management fees in an amount not to exceed 2 % of "gross revenues" (as such term is defined in Section 2 of the Management Agreement) of the Borrower per annum, which fees are subordinated to the Obligations on terms set forth in the Management Agreement; provided that
                                                                --------

          (i) such fees shall be paid semiannually on the later to occur of (a) 45 days after each of the first and third fiscal quarters of the Borrower and (b) the date on which the Agent receives the Compliance Certificate for such quarter, and after the Agent's receipt, in each case, of (x) financial statements referred in Section 5.1(b) for such first or third fiscal
                            --------------
     quarter, respectively, and (y) a certificate demonstrating that, after giving effect to the payment of such fees, (A) the Borrower is in compliance with the covenants set forth in Section 6.1, (B) on a pro forma
                                                -----------           --- -----
     basis, the Borrower is in compliance with such covenants for the next succeeding six months and (C) that the Leverage Ratio of the Borrower is less than 3.25 to 1.00;

          (ii) no fees shall be paid at any time if, after giving effect to any such payment, a Default would exist; and

          (iii) after the indefeasible payment in full of all the Obligations, the Borrower may pay any accrued management fees which are to be subordinated pursuant to the Management Agreement

                         ARTICLE 7.  EVENTS OF DEFAULT

          7.1   If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Note of the Borrower when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any such Note, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower shall default in the observance or performance of any agreement contained in Article 6, Section 5.1, Section 5.2, Section
                                ---------  -----------  -----------  -------
     5.4, Section 5.7 or Section 5.9; or
     ---  -----------    -----------

          (d)   CTN shall default in the observance or performance of clause (c)
                                                                    ------ ---
     or (d) of Section 5 or Section 9 of the CTN Pledge Agreement; or
        ---    ---------    ---------

          (e) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date on which any Loan Party becomes aware or should have become aware of such default; or

          (f) Any Loan Party or any of its Subsidiaries shall (i) default in any payment (regardless of amount) of principal of or interest on or any other amount payable in respect of any Indebtedness having an aggregate principal or notional amount in excess of $500,000 (other than the Notes) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement relating to such Indebtedness or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, such Indebtedness to become due prior to its stated maturity; provided that no
                                                              --------
     Event of Default shall be deemed to have occurred if, prior to any of the Agent or the Lenders having commenced to take any action permitted under this Section 7.1, such default shall
                                             -----------
     have been cured or waived; or

          (g) (i) The Borrower or any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Loan Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity in an amount in excess of $100,000, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA,
     (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect in an amount in excess of $100,000; or

          (i) One or more judgments or decrees shall be entered against the Borrower or any Loan Party involving in the aggregate a liability (to the extent not covered by third-party insurance as to which the insurer has acknowledged coverage) of $250,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (j) (x) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any Loan Party which is a party to any of the Security Documents shall so assert, (y) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby or (z) the Agent shall not have, for any reason whatsoever, a valid and perfected first security interest for the benefit of the Lenders in the Collateral, subject only to Liens permitted under Section 6.3; or
                                           -----------

          (k) Any Corporate Guarantee shall terminate other than in accordance with its terms, or any Corporate Guarantor shall deny that it has any further liability, including with respect to future advances by the Lenders, under such Corporate Guarantee or any Corporate Guarantor gives notice to such effect; or

          (l)  A Change of Control shall occur; or

          (m) An "event of default" or a "termination event" (as each of such terms is defined in any Hedging Agreement) shall occur with respect to any Loan Party; or

          (n) (i) any AF Acquisition Document shall cease to be in full force and effect (other than a termination by its terms and not as a result of a breach) or any party thereto shall so assert or (ii) any Material Agreement shall cease to be in full force and effect (other than a termination by its terms and not as a result of a breach) or any party thereto shall so assert, if such cessation could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to any Loan Party, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                     ARTICLE 8.  THE ADMINISTRATIVE AGENT

          8.1  Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints Canadian Imperial Bank of Commerce as Agent of such Lender under this Agreement and the other Loan Documents. Each such Lender irrevocably authorizes Canadian Imperial Bank of Commerce, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          8.2  Delegation of Duties.  The Agent may execute any of its duties
               --------------------
under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          8.3  Exculpatory Provisions.  None of the Agent or any of its
               ----------------------
officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any other Loan Party or any officer or any of them contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either Parent, the Borrower or any Subsidiary.

          8.4  Reliance by Agent.  The Agent shall be entitled to rely, and
               -----------------
shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to either Parent or the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          8.5  Notice of Default.  The Agent shall not be deemed to have
               -----------------
knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the
                                             --------
Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          8.6  Non-Reliance on Agent and Other Lenders.  Each Lender expressly
               ---------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Parent and the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Parents and the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or furnished to the Agent for the account of, or with a counterpart or copy for, each Lender, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of either Parent, the Borrower or any Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          8.7  Indemnification.  The Lenders agree to indemnify the Agent in its
               ---------------
capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be
                                            --------
liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Obligations hereunder.

          8.8  Agent in Its Individual Capacity.  The Agent and its Affiliates
               --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          8.9  Successor Agent.  The Agent may resign as Agent upon ten days'
               ---------------
notice to the Lenders. If the Agent shall resign or be terminated, as the case may be, as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring or terminated Agent's resignation or termination, as the case may be, as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                           ARTICLE 9.  MISCELLANEOUS

          9.1  Amendments and Waivers.  Neither this Agreement, any Note or any
               ----------------------
other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time,
(a) enter into with the Borrower written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrower hereunder; (b) enter into with the Borrower written amendments, supplements or modifications to the Note and the other Loan Documents for the purpose of adding provisions to the Notes or such other Loan Documents or changing in any manner the rights of the Lenders or the Borrower thereunder or (c) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or
              --------
modification (i) shall increase the amount or extend the expiration date of any Lender's Commitment without the consent of such Lender, (ii) shall reduce the amount of any scheduled amortization, (iii) shall reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case, without the consent of all the Lenders, (iv) shall amend or modify any other provision of this Agreement or any other Loan Document which specifically by its terms requires the approval or consent of all the Lenders, or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower or any other Loan Party of any of its rights and obligations under this Agreement, the Notes and the other Loan Documents, or terminate any Corporate Guarantee, or release all or any substantial portion of the Collateral, in each case, without the written consent of all the Lenders, or (v) shall amend, modify or waive any provision of Article 8 without the written consent of the then Agent. Any such
             ---------
waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Loan Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          9.2  Notices.  All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of notice by mail, when received, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The Borrower:       Armed Forces Communications, Inc.
                         26 Castilian Drive
                         Goleta, California  92117
                         Attention: Andrew Sawyer
                         Telecopy:  805-968-8003

     With copies to:     Morris, Manning & Martin
                         1600 Atlanta Financial Center
                         3343 Peachtree Road, N.E.
                         Atlanta, Georgia  30326-1044
                         Attention: Neil Dickson, Esq.
                         Telecopy:  404-365-9532

     and                 Willis Stein & Partners
                         227 West Monroe Street
                         Suite 4300
                         Chicago, Illinois  60606
                         Attention: Dan Gill
                         Telecopy:  312-422-2418

     and                 Morris, Manning & Martin
                         3343 Peachtree Road, N.E.
                         1600 Atlanta Financial Center
                         Atlanta, Georgia  30326
                         Attention:  Neil H. Dickson, Esq.
                         Telecopy:  404-365-9532

     The Administrative  Canadian Imperial Bank of Commerce
     Agent:              425 Lexington Avenue
                         New York, New York  10017
                         Attention:  Colleen Risorto
                         Telecopy: (212) 856-3558

provided that any notice, request or demand to or upon the Agent or the
--------
Lenders pursuant to Section 2.3, Section 2.5, Section 2.8, Section 2.9, Section
                    -----------  -----------  -----------  -----------  -------
2.10 or Section 2.15 shall not be effective until received.
----    ------------

          9.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

          9.5  Payment of Expenses and Taxes; Indemnification.  The Borrower
               ----------------------------------------------
agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Agent and to each Lender, and (c) to pay, and indemnify and hold harmless each Lender and the Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, and indemnify and hold harmless each Lender and the Agent and each of their respective parents, subsidiaries and affiliates (and including each of their respective officers, directors, employees and agents) from and against, any and all other claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, settlements, expenses or disbursements of whatever kind or nature arising from, in connection with or with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents, the AF Acquisition Documents or any other documents or the use of the proceeds of the Loans in connection with the AF Acquisition or any other purpose (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided that the Borrower shall
                                              --------
not have any obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or such Lender. The agreements in this Section 9.5 shall survive
                                                     -----------
repayment of the Obligations hereunder.

          9.6  Successors and Assigns; Participations and Assignments.  (a)
               ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan
                          ------------
owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable thereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that, in purchasing such participating interest,
                       --------
such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender
                                --------------
hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 2.17, Section 2.18 and Section 2.19 with respect to its
                ------------  ------------     ------------
participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of Section 2.18, such
                     --------                      ------------
Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater
--------  -------
amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Agent, to an additional bank or financial institution (an "Assignee") all or any
                                                           --------
part of its rights and obligations under this Agreement and the Notes pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit O,
                                                                  ---------
executed by such Assignee, such assigning Lender and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent and delivered to the Agent for its acceptance and recording in the Register; provided that any such assignment must be in a minimal amount equal to the lesser of (A) $2,000,000 and (B) the aggregate Commitments of such Lender then in effect. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Commitment Transfer Supplement, (1) the Assignee thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (2) the assigning Lender thereunder, to the extent provided in such Commitment Transfer Supplement, shall be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto; provided that
                                                                   --------
the provisions of Section 2.17, Section 2.18, Section 2.19 and Section 9.5 shall
                  ------------  ------------  ------------     -----------
continue to benefit such assigning Lender to the extent required by such Sections).

          (d)  The Agent shall maintain, at its address referred to in Section
                                                                      -------
9.2, a copy of each Commitment Transfer Supplement delivered to it and a
---
register (the "Register") for the recordation of the names and addresses of the
               --------
Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a Commitment Transfer Supplement executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) together with payment to the Agent of a registration and processing fee of $3,500, the Agent shall promptly accept such Commitment Transfer Supplement and, on the effective date determined pursuant thereto, shall record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Agent (in exchange for the Revolving Credit Note or Term Note of the assigning Lender marked "Canceled") a new Revolving Credit Note or Term Note, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment or Term Loan, as the case may be, assumed by such Assignee pursuant to such Commitment Transfer Supplement and, if the assigning Lender has retained a Revolving Credit Commitment or Term Loan hereunder, a new Revolving Credit Note or Term Note, as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment or Term Note, as the case may be, retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee,
                                  ----------
any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

          9.7  Adjustments; Setoff.  (a)  If any Lender (a "Benefited Lender")
               -------------------                          ----------------
shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 7.1(g), or otherwise), in a greater proportion than any
               --------------
such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is
--------
thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided that the failure to give such notice
                                 --------
shall not affect the validity of such setoff and application.

          9.8  Limitation on Agreements.  All agreements between the Borrower
               ------------------------
and the Agent or any Lender, whether now existing or hereafter arising, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason or demand being made on the Notes or otherwise, shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money to be loaned under this Agreement or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the maximum amount permissible under applicable law. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of validity, and if, from any such circumstance, the Agent or any Lender shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Notes or the amount owing on other obligations of the Borrower to the Agent or any Lender under the Loan Documents and not to the payment of interest. All sums paid or agree to be paid to the Agent or any Lender for the use, forbearance or detention of the indebtedness of the Borrower to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the maximum amount permitted by applicable law. The terms and provisions of this Section 9.8 shall control and supersede
                                       -----------
every other provision of all agreements between the Borrower and the Agent and any Lender.

          9.9  Effectiveness.  This Agreement and each of the other Loan
               -------------
Documents shall be construed to the extent reasonable to be consistent with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern. This Agreement shall become effective on the date when counterparts hereof executed on behalf of the Borrower and each Lender shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

          9.10 Counterparts.  This Agreement may be executed by one or more of
               ------------
the parties to this Agreement on any number of separate counterparts (including by telecopy), and all said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each of the Borrower and the Agent.

          9.11 Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.12 Integration.  This Agreement and the other Loan Documents
               -----------
represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

          9.13 Governing Law.  THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND
               -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIVE LAW OF THE STATE OF NEW YORK.

          9.14 Submission To Jurisdiction; Waivers.  The Borrower hereby
               -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address
                                          -----------
     of which the Agent shall have been notified pursuant thereto;

          (d) agrees that nothing contained herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          9.15 Acknowledgments.  The Borrower hereby acknowledges that:
               ---------------

          (a) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

          (b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          9.16 Waivers of Jury Trial.  THE BORROWER, THE ADMINISTRATIVE AGENT
               ---------------------
AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                              ARMED FORCES COMMUNICATIONS, INC.


                              By:    /s/ Martin Grant
                                 -----------------------------
                              Name:  Martin Grant
                              Title: Vice President


                              CANADIAN IMPERIAL BANK OF COMMERCE, as Agent


                              By:    /s/ Colleen Risorto
                                 -----------------------------
                              Name:  Colleen Risorto
                              Title: Executive Director



                              CIBC WORLD MARKETS CORP., as Arranger


                              By:    /s/ Colleen Risorto
                                 -----------------------------
                              Name:  Colleen Risorto
                              Title: Executive Director


                              LENDERS:
                              -------

                              CIBC INC.


                              By:    /s/ Colleen Risorto
                                 -----------------------------
                              Name:  Colleen Risorto
                              Title: Executive Director